                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         GLOBAL TELESYSTEMS GROUP, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         GLOBAL TELESYSTEMS GROUP, INC.
                             4121 WILSON BOULEVARD
                                   8TH FLOOR
                           ARLINGTON, VIRGINIA 22203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000
                              ARLINGTON, VIRGINIA

                                                                   April 4, 2000

To the Stockholders of
Global TeleSystems Group, Inc.

     The 2000 annual meeting of stockholders of Global TeleSystems Group, Inc. (the "Company" or "GTS") will be held at The Ritz-Carlton Hotel at Pentagon City, 1250 S. Hayes Street, Arlington, Virginia 22202 on May 16, 2000 at 10:30 a.m. local time, to consider and act on the following matters:

          1. The election of four directors to hold office for a term of three years or until their successors are elected and qualified (Item No. 1).

          2. Approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock from 270 million shares to 540 million shares (Item No. 2).

          3. Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Global TeleSystems, Inc." (Item No. 3).

          4. Approval of the 2000 Domestic U.S. Employee Stock Purchase Plan and the 2000 International Employee Stock Purchase Plan (Item No. 4).

          5. Ratification of the selection of the auditors of the Company for fiscal year 2000 (Item No. 5).

          6. The transaction of such other business as may properly come before the meeting.

     Eligible stockholders of record at the close of business on March 31, 2000 will be entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting may be examined at the executive offices of the Company at 4121 Wilson Boulevard, 8th Floor, Arlington, Virginia 22203.

                                            By Order of the Board of Directors

                                            GRIER C. RACLIN
                                            Corporate Secretary

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         GLOBAL TELESYSTEMS GROUP, INC.
                             4121 WILSON BOULEVARD
                                   8TH FLOOR
                           ARLINGTON, VIRGINIA 22203

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Global TeleSystems Group, Inc. (the "Company" or "GTS") of proxies to be voted at the annual meeting of stockholders in Arlington, Virginia on May 16, 2000. Enclosed with this Proxy Statement is notice of the meeting, together with a proxy for your signature if you are unable to attend. Stockholders who execute proxies may revoke them at any time before they are voted. Any proxy may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at 4121 Wilson Boulevard, 8th Floor, Arlington, Virginia 22203, on or before the business day prior to the meeting or at the meeting itself, a subsequent written notice of revocation or a subsequent proxy relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to the Company's stockholders is April 4, 2000.

     Shares of the Company's common stock, par value $0.10 per share ("Common Stock"), represented by properly executed proxies received prior to or at the meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy of the Company, the shares will be voted in accordance with the recommendations of the Board of Directors.

     Common stockholders of record at the close of business on March 31, 2000 (the "Record Date") are entitled to vote at the meeting. On March 31, 2000, the Company had outstanding 196,157,980 shares of Common Stock (excluding treasury stock). The number of outstanding shares and all other data in this Proxy Statement regarding shares of Common Stock, including without limitation, stock ownership, stock option, and per share pricing information, reflects a two-for-one split of the Common Stock effective on July 21, 1999.

REQUIRED VOTES

     The vote of the holders of a plurality of the votes cast by holders of shares of Common Stock will elect candidates for director (Item 1 on your proxy). Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The vote of the holders of at least a majority of the issued and outstanding shares of Common Stock, voting together as a single class, is required to approve the amendments to the Certificate of Incorporation to change the Company's name and increase the authorized Common Stock (Items 2 and 3 on your proxy). The vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required to (A) approve the Domestic U.S. Employee Stock Purchase Plan and the International Employee Stock Purchase Plan (Item 4 on your proxy), and (B) ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for 2000 (Item No. 5 on your proxy). Therefore, abstentions as to these particular proposals (Item 2 through 5 on your proxy) will have the same effect as votes against such proposals. Broker non-votes as to these particular proposals, however, will be deemed shares of Common Stock not entitled to vote on such proposals, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information ownership of the Common Stock and rights to acquire Common Stock by (i) GTS stockholders that manage or own, either beneficially or of record, five percent or more of the common stock,
(ii) each of the directors and executive officers of GTS and (iii) the directors and officers of GTS as a group as of December 31, 1999. For the purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                               NUMBER OF
                                                                 SHARES          PERCENTAGE
                                                              BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                      OWNED(1)(2)         OWNED(1)
------------------------                                      ------------      ------------
AXA Assurances I.A.R.D. Mutuelle............................   37,285,172(3)       20.21
  9 Place Vendome
  75001 Paris France
  1290 Avenue of the Americas
  New York, NY 10104
Putnam Investments..........................................   14,542,789(4)        7.88
  One Post Office Square
  Boston, MA 02109
Soros Fund Management LLC...................................   11,998,094(5)        6.28
  888 Seventh Avenue, 31st Floor
  New York, NY 10106
David Dey...................................................       31,972            *
Roger W. Hale...............................................       34,490            *
Bernard McFadden............................................      132,572            *
Stewart J. Paperin..........................................       69,572            *
W. James Peet...............................................       33,572            *
Jean Salmona................................................       59,572            *
Frank V. Sica...............................................        1,572            *
Alan B. Slifka..............................................    4,548,699(6)        2.47
Adam Solomon................................................      174,686            *
Gerald W. Thames............................................    1,817,688(7)         *
H. Brian Thompson...........................................    1,139,389(8)         *
Gerard J. Caccappolo........................................      496,500            *
Robert J. Amman.............................................      297,084(9)         *
Robert A. Schriesheim.......................................      167,667(10)        *
Hans Peter Kohlhammer.......................................       90,548            *
Other officers..............................................    1,923,418           1.04
All Directors and Executive Officers as a group (27
  persons)..................................................   11,019,001           5.88
          Total of above....................................   74,845,056

---------------

 *   Less than 1%

(1) The percentage of ownership for each beneficial owner is based upon 184,472,884 shares of Common Stock issued and outstanding at December 31, 1999 and the number of warrants and stock options to purchase Common Stock held by such beneficial owner. Excluded from the calculation are:
     33,210,047 shares of Common Stock issued under the GTS' option plans; and 8,772,626 shares of Common Stock pursuant to the exercise of warrants.

(2) Includes shares of Common Stock issuable upon the exercise of stock options and stock warrants within 60 days of December 31, 1999.

(3) Ownership information, which represents holdings of several separately managed funds, is based on a Schedule 13G filed in February 2000 with the Securities and Exchange Commission ("SEC"). Number of shares as to which such holder has: sole voting power -- 12,472,532 shares; shared voting power -- 23,073,348 shares; sole dispositive power -- 37,189,669 shares; and shared dispositive power -- 87,303 shares.

(4) Ownership information, which represents holdings of several separately managed funds, is based on a Schedule 13G filed in February 2000 with the SEC. Number of shares as to which such holder has: shared voting power -- 187,971 shares; and shared dispositive power -- 14,542,789 shares. This holder filed an amendment to its Schedule 13G in March 2000 that indicated it had increased its holding to 20,137,488 shares. Number of shares as to which such holder has shared voting power -- 190,171 shares; and shared dispositive power -- 20,137,488 shares.

(5) Ownership information, which represents holdings of several group members, is based on a Schedule 13G filed in February 2000 with the SEC. Number of shares as to which such holder has: sole voting power -- 11,998,094 shares; and sole dispositive power -- 11,998,094 shares. As indicated within the
     Schedule 13G, Mr. George Soros may be deemed to have been the beneficial owner of 11,998,094 common shares. The number consists of (a) 8,660,562 shares (including 6,666,666 shares subject to immediately exercisable warrants) held for the account of Open Society Institute, (b) 1,948,398 shares held for the account of The Soros Foundation Hungary, (c) 1,313,698 shares held for the account of Soros Charitable Foundation, and (d) 75,436 shares held for the account of Soros Humanitarian Foundation.

(6) Includes 2,666,295 shares of Common Stock owned by Mr. Slifka, 1,139,876 shares of Common Stock held in various trusts, options to purchase 33,572 shares of Common Stock owned by Mr. Slifka, and 708,956 shares of Common Stock held by various Halcyon partnerships which are managed by Halcyon/Alan B. Slifka Management Company (over which Mr. Slifka disclaims beneficial ownership).

(7) Includes 691,000 shares of Common Stock held in the "Thames Family Foundation, Inc." and options to purchase 1,126,688 shares of Common Stock owned by Mr. Thames.

(8)  Of these shares, 50,000 were purchased in February 2000.

(9)  Of these shares, 24,000 were purchased in February 2000.

(10) Of these shares, 1,000 were purchased in February 2000.

                             ELECTION OF DIRECTORS
                           (ITEM NO. 1 ON YOUR PROXY)

     The Company's Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible. The members of each class serve for terms of three years. The provision classifying the Board of Directors was implemented in 1998, and, accordingly, the Board of Directors has classified its members into three classes. The members of Class I have terms expiring at the 2001 annual stockholders meeting; the members of Class II have terms expiring at the 2002 annual stockholders meeting; and the members of Class III have terms expiring at this annual meeting.

     The terms of office of four of the present directors will expire at this Annual Meeting.

     The ages and business experience of directors set forth below are as of March 31, 2000.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                  "FOR" EACH OF THE FOUR NOMINEES LISTED BELOW

                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2003

                NAME                   AGE
                ----                   ---
Robert J. Amman......................  61   Mr. Amman was elected to GTS's Board of Directors in May
                                            1998 and was appointed President of GTS in March 1999.
                                            His term as a director expires at the 2000 annual
                                            stockholders meetings. Mr. Amman was Chairman, President
                                            and Chief Executive Officer of John H. Harland Company, a
                                            printing firm, from 1995 to 1998. Previously, from 1994
                                            to 1995, he served as Vice Chairman of First Financial
                                            Management Corporation, where he was responsible for the
                                            merchant services businesses consisting of Western Union,
                                            NaBanco, Telecheck, Nationwide Credit and International
                                            Banking Technologies. From 1988 to 1994, Mr. Amman served
                                            as President and Chief Executive Officer of Western Union
                                            Corporation, where he oversaw the transformation of the
                                            firm from a telecommunications to a financial services
                                            company. Mr. Amman is a member of the Executive Committee
                                            of the Board of Directors.

Bernard McFadden.....................  66   Mr. McFadden has served as a director of GTS since
                                            February 1994. His term expires at the 2000 annual
                                            stockholders meeting. During 1999, Mr. McFadden served as
                                            an independent consultant for GTS. Mr. McFadden's career
                                            in international telecommunications includes 32 years
                                            with ITT Corporation, where he served as President and
                                            Chief Executive Officer of ITT's Telecom International
                                            Group, and a four and one-half year assignment as
                                            President and Chief Operating Officer of Alcatel Trade
                                            International, S.A. Mr. McFadden is Chairman of the
                                            Compensation Committee of the Board of Directors.

                NAME                   AGE
                ----                   ---
Stewart J. Paperin...................  52   Mr. Paperin has served as a director of GTS since March
                                            1997. His term expires at the 2000 annual stockholders
                                            meeting. Mr. Paperin serves as Chief Financial Officer of
                                            the Soros Foundations. In addition, he has served as the
                                            President of Capital Resource East since October 1993.
                                            Prior to that, Mr. Paperin was President of Brooke Group
                                            International from 1990 to 1993 where he was responsible
                                            for investments in the former Soviet Union. Mr. Paperin
                                            also served as Chief Financial Officer of Western Union
                                            Corporation from 1989 to 1990. Mr. Paperin serves as a
                                            director of Penn Octane Corporation, Golden Telecom, Inc.
                                            and Svyazinvest as well as several Internet and
                                            telecommunications companies. Mr. Paperin is Chairman of
                                            the Audit and Budget Committee and is a member of the
                                            Compensation, and Nominations and Governance Committees
                                            of the Board of Directors.

Alan B. Slifka.......................  70   Mr. Slifka has served as a director of GTS since 1990,
                                            and was Chairman until March 1999 when he was elected
                                            Vice Chairman. His term expires at the 2000 annual
                                            stockholders meeting. Mr. Slifka is a New York investment
                                            banker and the Managing Principal of Halcyon/Alan B.
                                            Slifka Management Company LLC, an equity asset management
                                            firm specializing in nontraditional investments,
                                            specifically corporate event investing. Previously, Mr.
                                            Slifka was a partner of L.F. Rothschild, Unterberg,
                                            Towbin from 1961 to 1982. He is a director of Pall
                                            Corporation and is active in other business, civic and
                                            philanthropic affairs as founder, director or officer of
                                            numerous for-profit and not-for-profit corporations and
                                            foundations. Mr. Slifka served as acting Chief Executive
                                            Officer of GTS during most of 1993. Mr. Slifka is a
                                            member of the Executive and Nominations and Governance
                                            Committees of the Board of Directors.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                NAME                   AGE
                ----                   ---
David Dey............................  62   Mr. Dey was elected to GTS's Board of Directors in May
                                            1998. Since 1995, Mr. Dey has served as an independent
                                            consultant, particularly to high technology start-up
                                            companies in Europe. In that capacity, he serves as
                                            Chairman of World Telecom and as Chairman of STARTECH
                                            Scotland. From 1992 to 1995, Mr. Dey served as Chief
                                            Executive Officer of Energis Communications, which grew
                                            from a start-up company to become the United Kingdom's
                                            third national telecommunications operation during his
                                            tenure. Mr. Dey was employed by British Telecom plc from
                                            1987 to 1991, most recently, as Managing Director of its
                                            Business Communications Division, and he held various
                                            management positions at IBM Corporation, where he was
                                            employed from 1961 to 1985. Mr. Dey is a member of the
                                            Audit and Budget, and Nominations and Governance
                                            Committees of the Board of Directors. Mr. Dey is a
                                            citizen of the United Kingdom.

                NAME                   AGE
                ----                   ---
Roger W. Hale........................  56   Mr. Hale was elected to GTS's Board of Directors in May
                                            1998. Mr. Hale is Chairman, President and Chief Executive
                                            Officer of LG&E Energy Corp., a diversified energy
                                            services company with businesses in retail gas and
                                            electric utility services, energy marketing and power
                                            generation and project development. Mr. Hale has served
                                            in that capacity since August 1990. Previously, Mr. Hale
                                            served as Executive Vice President of Bell South Corp.
                                            and Bell South Enterprises, Inc. from 1986 to 1989 and
                                            with AT&T Corporation from 1966 to 1986, serving in
                                            various management positions including Vice President of
                                            Marketing, Southern Region. Mr. Hale is a Director of H&R
                                            Block, Inc. Mr. Hale is Chairman of the Nominations and
                                            Governance Committee and is a member of the Executive
                                            Committee of the Board of Directors.

Jean Salmona.........................  64   Mr. Salmona has served as a director of GTS since March
                                            1996. Between December 1989 and November 1998, Mr.
                                            Salmona was Chairman and C.E.O. of CESIA Consulting
                                            Group, of which he is now Honorary Chairman. He is
                                            President and C.E.O. of J&P Partners, a consulting
                                            concern for high-tech companies which invest in Europe,
                                            India and China. Mr. Salmona is also Chairman and
                                            Director General, Data for Development International
                                            Association, a nongovernmental organization with
                                            consultative status to the United Nations Economic and
                                            Social Council, and is a member of the investment
                                            committee of AXA FCPI, an affiliate of AXA Investment
                                            Managers. Mr. Salmona is a graduate of Ecole
                                            Polytechnique, Paris, Institut d'Etudes Politiques,
                                            Paris, and Ecole Nationale de la Statistique et de
                                            l'Administration Economique, Paris. Mr. Salmona is a
                                            citizen of France.

Adam Solomon.........................  47   Mr. Solomon has served as a director of GTS since June
                                            1995. Mr. Solomon is also Chairman of Shaker Investments,
                                            Inc., a growth equity investment firm and Chairman of
                                            Signature Properties International, L.P., a
                                            venture/development firm whose initial focus is
                                            redeveloping existing residential/golf communities, and a
                                            member of the board of directors of MetaSolv Software,
                                            Inc. Prior to that, Mr. Solomon spent eleven years with
                                            E.M. Warburg, Pincus & Co., Inc., where he was Managing
                                            Director from 1988 to 1992. While at E.M. Warburg, Pincus
                                            & Co., Inc., Mr. Solomon served as a member of the board
                                            of directors of LCI International, Inc., a regional long-
                                            distance carrier. Mr. Solomon is a member of the
                                            Executive and Compensation Committees of the Board of
                                            Directors.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                NAME                   AGE
                ----                   ---
W. James Peet........................  45   Mr. Peet has served as a director of GTS since January
                                            1996. Since July, 1999, Mr. Peet has been Managing
                                            Director of Lehman Brothers Communications Fund. Mr. Peet
                                            was affiliated with The Chatterjee Group, an investment
                                            firm, from 1991 until February 1999. Prior to that, Mr.
                                            Peet spent 6 years with McKinsey & Company. Mr. Peet was
                                            a director of Hainan Airlines and of Phoenix Information
                                            Systems Corporation. In addition, Mr. Peet served as
                                            director of Viatel, Inc. from November 1995 until June
                                            1998. Mr. Peet is a member of the Compensation Committee
                                            of the Board of Directors.

Frank V. Sica........................  49   Mr. Sica was elected as a director of GTS in March 1999.
                                            Mr. Sica is a Managing Director of Soros Fund Management
                                            LLC and head of Soros Fund Management's private equity
                                            operations. Prior to joining Soros Fund Management, Mr.
                                            Sica was a Managing Director at Morgan Stanley Dean
                                            Witter & Co., the investment banking and brokerage firm.
                                            He is also a director of CSG Systems International, Inc.,
                                            Kohl's Corporation, Emmis Broadcasting, Outboard Marine
                                            Corp., Banco Hipotecario, and JetBlue. Mr. Sica is a
                                            member of the Audit and Budget and Compensation
                                            Committees of the Board of Directors.

Gerald W. Thames.....................  53   Mr. Thames joined GTS as Chief Executive Officer in
                                            February 1994, and has served as a director of GTS since
                                            February 1994. He was elected Vice Chairman of the Board
                                            of Directors in 1998 and Executive Vice Chairman in March
                                            1999. From 1990 to 1994, Mr. Thames was President and
                                            Chief Executive Officer for British Telecom North America
                                            and Syncordia, a joint venture company focused on the
                                            international outsourcing market. Mr. Thames has spent
                                            over 18 years in senior positions with telecommunications
                                            companies, where he was responsible for developing
                                            start-up telecommunications companies, including 15 years
                                            with AT&T, where he rose to the position of General
                                            Manager of Network Services for the Northeast Region of
                                            AT&T Communications. He is a director of Data for
                                            Development International Association. Mr. Thames is a
                                            member of the Executive Committee of the Board of
                                            Directors.

                NAME                   AGE
                ----                   ---
H. Brian Thompson....................  61   Mr. Thompson was elected Chairman of the Board and Chief
                                            Executive Officer of GTS in March 1999. From 1991 until
                                            June 1998, Mr. Thompson was Chairman and Chief Executive
                                            Officer of LCI International, Inc., a provider of
                                            telecommunications services in the United States and to
                                            more than 230 international locations. In June 1998, LCI
                                            was acquired by Qwest Communications International, Inc.
                                            and Mr. Thompson became Vice Chairman of Qwest. He
                                            resigned from the Board of Directors of Qwest in December
                                            1998. He serves as a member of the board of directors of
                                            Bell Canada International, Inc., Williams Communications
                                            Group, Inc., DynCorp, and as a member of the management
                                            committee of Paging Brazil Holding Co., LLC. He also
                                            serves as Co-Chairman of the Global Information
                                            Infrastructure Commission and as a member of the Irish
                                            Prime Minister's Ireland-America Economic Advisory Board,
                                            and was Chairman of the Advisory Committee for
                                            Telecommunications for Ireland Department of Public
                                            Enterprise. Mr. Thompson is Chairman of the Executive
                                            Committee of the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held fourteen meetings in 1999. The Board of Directors has the following standing committees: Audit and Budget Committee, Executive Committee, Nominations and Governance Committee and Compensation Committee. During 1999, the Audit and Budget Committee held nine meetings, the Executive Committee held two meetings, the Nominations and Governance Committee held six meetings, and the Compensation Committee held ten meetings.

     During 1999, the Audit and Budget Committee, in consultation with financial officers of the Company and the independent public accountants, assisted in establishing the scope of the annual audit. The Audit and Budget Committee reviews and recommends to the Board of Directors corporate budget and capital expenditure requests, reviews the financial integrity of the corporate books and records, conducts special audits as may be recommended by the Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company and reviews the policies of the Company regarding compliance with applicable laws.

     The Compensation Committee reviewed the salaries, incentive compensation, stock option and restricted stock grants, retirement and other benefits which accrued to officers of the Company and its subsidiaries, including the Chief Executive Officer, administered the Fourth Amended and Restated 1992 Stock Option Plan and the Equity Compensation Plan, and set compensation guidelines for the Company and its subsidiaries.

     During 1999, each of the incumbent directors, except for Mr. Sica, attended 75 percent or more of the meetings of the Board of Directors and of the committees on which the directors served.

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                       (ITEMS NO. 2 AND 3 ON YOUR PROXY)

     The Board of Directors has voted unanimously to approve certain amendments to provisions of the Company's Certificate of Incorporation and to recommend approval of such amendments to the Company's stockholders. The proposed amendments, if authorized, would: (i) increase the aggregate number of authorized shares of Common Stock (Item No. 2); and (ii) permit the Company to change its name (Item No. 3). If authorized by the stockholders, the proposed amendments to the Company's Certificate of Incorporation will become effective upon the filing of one or more Certificates of Amendment with the Secretary of State of the State of Delaware, which the Company intends to file as soon as practicable after stockholder approval is obtained. However, pursuant to Delaware law, the Board of Directors retains the discretion to abandon and not implement the proposed amendments.

                      INCREASE IN AUTHORIZED COMMON STOCK
                           (ITEM NO. 2 ON YOUR PROXY)

     The Company proposes to amend its Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 270 million to 540 million shares. The Board of Directors has unanimously approved, and unanimously recommends a vote FOR, this amendment to the Certificate of Incorporation.

     The Company believes the increase in the number of authorized shares of Common Stock will provide flexibility in connection with financings, acquisitions of other companies, other investment opportunities, stock dividends or splits, granting stock-related compensation to employees and others, and for other corporate purposes that the Board of Directors deems advisable. For example, during the first quarter of 2000, the Company agreed to issue approximately four million shares of Common Stock in connection with its acquisition of Netcom Internet Limited, an Internet service provider operating in the United Kingdom. The Company believes these acquisitions will help the Company realize its goal of becoming the leading independent provider of e-business services in Europe.

     Of the 270 million shares of Common Stock currently authorized, as of March 31, 2000, 196,157,980 shares of Common Stock were outstanding. As of the same date, there were 16,962,834 shares reserved for issuance upon conversion of the 5.75% convertible senior subordinated debentures due 2010; 14,492,753 shares reserved for issuance upon conversion of the 10 million Depositary Shares, each representing 1/100 of a share of the Company's 7.25% cumulative convertible preferred stock; 8,772,626 shares reserved for issuance upon exercise of warrants; 1,500,000 shares reserved for the Domestic U.S. and International Employee Stock Purchase Plans (addressed in the discussion of Item No. 4); and 23,831,754 shares reserved for issuance upon exercise of stock options. In addition, in July 1999, the Company effected a two-for-one split of its Common Stock in the form of a stock dividend. As a result, only approximately 8,282,053 million shares of Common Stock are authorized, unissued and unreserved and available for future issuances.

     If stockholders approve this proposal, the first paragraph of Article Fourth of the Company's Certificate of Incorporation will be amended to read as follows:

        "The total number of shares of capital stock which the Corporation shall have authority to issue is 550,000,000 (five-hundred and fifty million) shares, of which there shall be 540,000,000 (five-hundred and forty million) shares of common stock, par value $0.10 per share, and 10,000,000 (ten million) shares of preferred stock, par value $0.0001 per share."

     If the amendment is approved, the additional shares of Common Stock could be issued without additional stockholder action, unless required by applicable law or regulation.

     The Company could also use the additional shares of Common Stock to oppose a hostile takeover attempt or delay or prevent changes of control. For example, without further stockholder approval, unless required by applicable law or regulation, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover of the Company. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to gain control of the Company (and the Board of Directors is not currently aware of any such attempts), the additional shares of Common Stock could facilitate efforts by the Company to deter or prevent changes of control of the Company in the future, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

     Currently, the Company has no specific plans or proposals to issue shares of its Common Stock.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
       THE INCREASE IN THE AUTHORIZED COMMON STOCK (ITEM 2 ON YOUR PROXY)

                             CHANGE OF COMPANY NAME
                           (ITEM NO. 3 ON YOUR PROXY)

     The Company proposes to amend its Certificate of Incorporation to change its name to "Global TeleSystems, Inc.". The Board of Directors has unanimously approved, and unanimously recommends a vote FOR, this amendment to the Certificate of Incorporation.

     The Company believes that this change of name will better reflect the growth and integration of the Company from a collection of companies acquired over the past few years to a single, integrated entity with a single strategy and uniform goals and ideals.

     If the stockholders approve this proposal, the first paragraph of the Article First of the Company's Certificate of Incorporation will be amended to read as follows:

     "FIRST: The name of the Corporation is Global TeleSystems, Inc. (the "Corporation")."

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                         THE NAME CHANGE OF THE COMPANY
                             (ITEM 3 ON YOUR PROXY)

          APPROVAL OF 2000 DOMESTIC U.S. EMPLOYEE STOCK PURCHASE PLAN
              AND 2000 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                           (ITEM NO. 4 ON YOUR PROXY)

     The Board of Directors is seeking stockholder approval of the 2000 Domestic U.S. Employee Stock Purchase Plan ("U.S. Purchase Plan") and the 2000 International Employee Stock Purchase Plan ("International Purchase Plan," together with the U.S. Purchase Plan, the "Purchase Plans"). The Purchase Plans were adopted by the Board of Directors in December 1999 to encourage employees of the Company and its subsidiaries to acquire a proprietary interest in the Company by purchasing Common Stock through voluntary payroll deductions. The U.S. Purchase Plan is designed as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and in order to qualify thereunder must be approved by the Company's stockholders. The International Purchase Plan for foreign employees of the Company does not provide the same tax incentives due to differences in applicable law. The Board of Directors believes this opportunity for employee equity participation will enhance the Company's ability to attract, and to promote the retention and motivation of, employees. An aggregate of 1,500,000 shares of the Company's Common Stock has been reserved for issuance under the Purchase Plans and an additional 500,000 shares of the Company's Common Stock shall be reserved at the beginning of each twenty-seven month term commencing April 2002, under the U.S. Purchase Plan. A summary of the Purchase Plans follows and is qualified in its entirety by reference to the Purchase Plans, which are appended hereto as Annexes A and B. The Board of Directors has unanimously approved, and unanimously recommends a vote FOR, the Purchase Plans.

ADMINISTRATION

     The Board of Directors has appointed a committee (the "Committee") to administer the Purchase Plans and the Committee may appoint a plan administrator. All questions of interpretation or application of the Purchase Plans are determined by the Committee, whose decisions are final, conclusive and binding upon all participants.

U.S. PURCHASE PLAN

ELIGIBILITY AND PARTICIPATION

     Any person regularly employed by the Company or a subsidiary of the Company designated by the Committee for at least 20 hours per week is eligible to participate in the U.S. Purchase Plan after

30 continuous days of employment. No person who owns or holds options or rights to acquire, or as result of participation in the U.S. Purchase Plan, would own or hold options or rights to acquire, 5% or more of the Company's outstanding Common Stock may participate in the U.S. Purchase Plan. As of March 31, 2000, approximately 130 U.S. employees were eligible to participate in the U.S. Purchase Plan.

OFFERING PERIODS

     Each offering period is a calendar quarter, with the first offering period under the U.S. Purchase Plan commencing during the first quarter of 2000. Assuming approval by the stockholders at the Annual Meeting, the first date on which Common Stock will be purchased is June 30, 2000 under the U.S. Purchase Plan.

PURCHASE OF SHARES

     Eligible U.S. employees who wish to participate in the U.S. Purchase Plan allocate a portion of their after-tax payroll to the U.S. Purchase Plan, which amount is deducted from the employee's paycheck by the Company and directed to the accumulation account. At the end of each calendar quarter, the employee funds in the accumulation account are used to purchase Common Stock from the Company; provided, however, that the first purchase date will be at the end of the second quarter of 2000. The Internal Revenue Code imposes a $25,000 market value limit per employee per calendar year on the combined value of the Common Stock purchased through the U.S. Purchase Plan as calculated at the beginning of each quarterly purchase period. A maximum of 5,000 shares of Common Stock may be purchased under the U.S. Purchase Plan during each twenty-seven month term.

     When an employee withdraws from participation in the U.S. Purchase Plan by giving written notice to the Company of his or her election to withdraw, accumulated payroll deductions will be returned to the employee, and future payroll deductions will cease. An employee may re-enroll in succeeding offering periods, provided such employee must wait one full offering period before recommencing participation.

PURCHASE PRICE, SHARES PURCHASED

     Shares of Common Stock may be purchased under the U.S. Purchase Plan during each twenty-seven month term at a price not less than 85% of the fair market value of the Common Stock on (i) the employee's first day of participation in the U.S. Purchase Plan or one of the reset dates of the relevant twenty-seven month term, or (ii) the last trading day of the offering period, whichever is less.

     On January 3, 2000, the day that the U.S. Purchase Plan was implemented, the closing price per share of the Common Stock was $31.25. The number of whole shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price. At the mid-point of each twenty-seven month term of the U.S. Purchase Plan, the fixed purchase price under the U.S. Purchase Plan can be reset, at the discretion of the Board of Directors, to 85% of the then current fair market value, if such amount is greater than the original fixed purchase price under the U.S. Purchase Plan.

PAYROLL DEDUCTIONS FOR EMPLOYEES

     The funds for purchasing shares for employees are accumulated by payroll deductions, the rate of which may be changed by the employee effective commencing the next offering period. Payroll deductions do not accrue interest, unless otherwise specified by the Committee. An employee's participation in the U.S. Purchase Plan, including the rate of payroll deductions, remains in effect for successive offering periods unless the employee withdraws or amends such participation or such employee's employment is terminated. An employee may discontinue his or her payroll deductions and participation in the U.S. Purchase Plan at any time.

TERMINATION OF PARTICIPATION

     An employee's participation in the U.S. Purchase Plan is terminated when the employee either voluntarily elects to reduce payroll deductions to zero, or his or her employment is terminated. Once participation is terminated, an eligible employee must wait one full offering period before the employee is entitled to again participate in the U.S. Purchase Plan.

CAPITAL CHANGES

     In the event any change is made in the Company's capitalization during an offering period, such as a stock split, reverse stock split, stock dividend or other change which results in an increase or decrease in the number of shares of Common Stock outstanding of the Company, appropriate adjustment will be made in the purchase price and in the number of shares purchasable under the U.S. Purchase Plan.

AMENDMENT AND TERMINATION OF THE U.S. PURCHASE PLAN

     The Board of Directors may amend the U.S. Purchase Plan at any time from time to time or may terminate the U.S. Purchase Plan without approval of the Stockholders, unless such approval is required by applicable law or regulation. However, no such action by the Board of Directors may alter or impair any rights previously granted under the U.S. Purchase Plan without the consent of the affected employees. Unless earlier terminated by the Committee or Board of Directors, the U.S. Purchase Plan shall terminate on the purchase date in December 2008.

U.S. FEDERAL INCOME TAX INFORMATION

     No income will be taxable to an employee participating in the U.S. Purchase Plan at the time of purchase of the shares of Common Stock at the formula discount from fair market value. Upon disposition of such shares, the employee will generally be subject to tax. If the shares have been held by the employee for more than two years after the date of the commencement of the relevant twenty-seven month term and more than one year after the purchase date of the shares, the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the offering period will be taxable as ordinary income, and any additional gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. Different rules may apply with respect to participating employees subject to
Section 16 of the Securities Exchange Act of 1934. The Company is not entitled to a deduction for amounts taxable to an employee, except to the extent of the ordinary income taxable to an employee upon disposition of shares prior to the expiration of the holding periods described above.

     This is only a summary of the U.S. federal income tax consequences of the U.S. Purchase Plan to employees and the Company and this summary does not purport to be complete. Reference should be made to applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an employee's death or the income tax laws of any municipality, state or foreign country in which the employee may reside.

INTERNATIONAL PURCHASE PLAN

ELIGIBILITY AND PARTICIPATION

     Non-U.S. based employees who are employed by the Company or by a subsidiary of the Company, which may be designated from time to time by the Committee depending on the number of employees in a particular jurisdiction and the requirements of applicable local law, will be eligible to participate in the International Purchase Plan after 30 continuous days of employment. Participation level in the International Purchase Plan is subject to certain monetary and share limits, including but not limited to (i) an aggregate of $25,000 in payroll deductions per calendar year; (ii) a person who owns or would own shares, either directly or indirectly, in excess of 5% or more of the Company's Common Stock immediately after a purchase under the International Plan, may not thereafter participate in the International Purchase Plan; and
(iii) the maximum number of shares of Common Stock an employee may purchase under the International Purchase Plan is 5,000.

OFFERING PERIODS

     There shall be quarterly offering periods in each calendar year. Such offering periods end on March 31, June 30, September 30, and December 31 of each year.

PURCHASE OF SHARES

     An eligible non-U.S. based employee who wishes to participate in the International Purchase Plan may do so through payroll deduction. At the end of each quarter, the employee's funds in the accumulation account are used to purchase Common Stock in compliance with requirements of applicable local law.

     When an employee withdraws his or her participation in the International Purchase Plan by giving written notice to the Company of his or her election to withdraw, accumulated payroll deductions will be returned to the employee and future payroll deductions will cease. An employee may re-enroll in succeeding offering periods, provided such employee must wait one full offering period before recommencing participation.

PURCHASE PRICE

     Shares of Common Stock may be purchased under the International Purchase Plan at a price calculated in accordance with such formula as may be determined by the Committee in compliance with requirements of applicable local law.

PAYROLL DEDUCTIONS

     The funds for purchasing shares under the International Purchase Plan are accumulated by payroll deductions, the rate of which may be changed by the employee effective commencing the next offering period. Payroll deductions do not accrue interest, unless otherwise specified by the Committee. An employee may discontinue his or her payroll deductions and participation in the International Purchase Plan at any time.

TERMINATION OF PARTICIPATION

     An employee's participation in the International Purchase Plan is terminated when the employee either voluntarily elects to reduce payroll deductions to zero, or as otherwise specified by the Committee in compliance with requirements of applicable local law. Once an employee's participation is terminated, an eligible employee must wait one full offering period before the employee may recommence participation in the International Purchase Plan.

CAPITAL CHANGES

     In the event any change is made in the Company's capitalization during an offering period, such as a stock split, reverse stock split, stock dividend, or other change which results in an increase or decrease in the number of shares of Common Stock outstanding, appropriate adjustment will be made in the purchase price and in the number of shares purchasable under the International Purchase Plan.

AMENDMENT AND TERMINATION OF THE INTERNATIONAL PURCHASE PLAN

     The Board of Directors may amend the International Purchase Plan at any time from time to time or may terminate the International Purchase Plan without approval of the stockholders. Unless earlier terminated by the Committee or Board of Directors, the International Purchase Plan shall terminate on December 31, 2002.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT A VOTE "FOR"
               THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLANS
                            (ITEM 4 ON YOUR PROXY).

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                           (ITEM NO. 5 ON YOUR PROXY)

     The Board of Directors has selected Ernst & Young LLP ("Ernst & Young"), independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 and recommends that the stockholders ratify such selection.

     The submission of the appointment of Ernst & Young is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Ernst & Young shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS (ITEM 5 ON YOUR PROXY)

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     During 1999, each Director of GTS, except Messrs. Thompson, Amman, and Thames, received an annual directors' cash fee of $15,000 applicable to the one year period commencing June 1, 1999. In addition, the fee paid to each Director, except for Messrs. Thompson, Amman, and Thames, for attending any meeting of the Board of Directors is $1,500 per meeting, except for telephonic Board of Directors meetings of two hours or less, where the fee is $750 for each such meeting. Each Director, except Messrs. Thompson, Amman, and Thames, who attends a committee meeting is entitled to a fee of $1,000 per meeting, except for telephonic committee meetings of a duration of two hours or less, for which a fee of $500 is paid.

     GTS maintains the Global TeleSystems Group, Inc. Second Amended and Restated Non-Employee Directors' Stock Option Plan and Restricted Stock Plan that permits directors to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options and restricted stock. See "-- Global TeleSystems Group, Inc. Second Amended and Restated Non-Employee Directors' Stock Option and Restricted Stock Plan."

GLOBAL TELESYSTEMS GROUP, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION AND RESTRICTED STOCK PLAN

     The purpose of the Global TeleSystems Group, Inc. non-employee directors' stock option and restricted stock plan, which we refer to as the Directors' Plan, is to permit eligible non-employee directors of GTS to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options and restricted stock.

     The total number of shares of Common Stock presently reserved and available for delivery under the Directors' Plan is 2,550,000. The Directors' Plan is administered by the Board of Directors. Only directors of GTS who are not employees of GTS or any subsidiary of GTS on the date on which an option or restricted stock is to be granted are eligible to participate in the Directors' Plan on such date.

     On the date of each annual shareholders meeting, pursuant to the Directors' Plan, each Director (except for Messrs. Thompson, Amman, and Thames) receives an option to purchase a certain number of shares, determined by a formula where the numerator is $60,000 and the denominator is equal to the fair market value of Common Stock on that date. This option vests and is exercisable immediately. In addition, pursuant to the Directors' Plan, each Director (except for Messrs. Thompson, Amman, and Thames) receives a grant of restricted stock for each committee of the Board of Directors on which he serves: each chairman of a committee receives a grant of restricted shares of Common Stock equal to $5,000 divided by the fair market value of the Common Stock on the date of the annual shareholders meeting; and each member of each committee receives a grant of restricted shares of Common Stock equal to $2,500 divided by the fair market value of the Common Stock on the date of the annual shareholders meeting. Such restricted stock becomes free of restrictions upon the first to occur of the following events: (a) the Director's death or total disability; (b) one year from the grant date; or (c) a change of control transaction following which the Director is not continued as on the Board of Directors of GTS or the survivor company.

     An option to purchase shares of Common Stock was granted to each non-employee director on the effective date of the Directors' Plan and a director's option is granted to each new non-employee director when he or she is first elected or appointed to serve as a director of GTS, and we refer to these as "Initial Grants." A director's Initial Grant option represents 22,500 shares of Common Stock. The entire amount of Initial Grant options vests on the first to occur of (a) the Director's death or total disability; (b) one year from the grant date; or (c) a change of control transaction following which the Director is not continued as a member of the Board of Directors of GTS or the survivor company.

     On the date of each annual meeting of GTS's shareholders after the Initial Grant has been issued, an additional directors' option to purchase 9,000 shares will be granted to the individuals who will serve as elected non-employee directors of GTS during the next year, and we refer to these as "Subsequent Grants." The entire amount of Subsequent Grant options vests on the first to occur of (a) the Director's death or total disability; (b) one year from the grant date; or (c) a change of control transaction following which the Director is not continued as a member of the Board of Directors of GTS or the survivor company.

     Directors' options are nonqualified stock options which are subject to certain terms and conditions including those summarized below. The exercise price per share of Common Stock purchasable under a director's option will be equal to 100% of the fair market value of the Common Stock on the date of grant. Each directors' option will expire upon the earliest of (a) the tenth anniversary of the date of grant, (b) one year after the non-employee director ceases to serve as a director of GTS due to death or disability (except that, in the case of disability, if the non-employee director dies within that one-year period, the directors' options are exercisable for a period of one year from the date of death), (c) three months after the non-employee director ceases to serve as a director of GTS for any reason other than death or disability (except that, if the non-employee director dies within that three-month period, the directors' options are exercisable for a period of one year from the date of such death), and (d) three months after the non-employee director ceases to be employed by GTS if such non-employee director had become an employee of GTS (except that, if the non-employee director dies within that three-month period, the directors' options are exercisable for a period of one year from the date of such death). Each directors' option may be exercised in whole or in part by giving written notice of exercise to GTS specifying the directors' option to be exercised and the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or by surrender of shares of Common Stock or a combination thereof. Directors' options granted under the Directors' Plan may not be sold, pledged, assigned or otherwise disposed of in any manner other than by will or by the laws of descent and distribution.

     Directors' restricted stock are subject to certain terms and conditions including those summarized below. The directors may vote their shares of restricted stock on matters presented to shareholders of GTS common stock, but may not sell, transfer, pledge or assign the restricted stock. The restricted stock become free of restrictions on the first to occur of (a) the Director's death or total disability; (b) one year from the grant date; or (c) a change of control transaction following which the Director is not continued as a member of the Board of Directors of GTS or the survivor company. Any stock dividends on restricted stock are granted in the form of restricted stock. Prior to the restricted stock becoming free of restrictions, a director would forfeit the restricted stock upon termination of service from the chairmanship or membership of the relevant committee, or termination of service from the Board of Directors.

     At the time of grant, the Board of Directors may provide in connection with any grant made under the Directors' Plan that the shares of Common Stock received as a result of such grant are subject to a right of first refusal by GTS.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Directors' Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the next annual meeting following such Board of Directors' action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which GTS common stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth each component of compensation paid or awarded to, or earned by, the Chief Executive Officer and the four other most highly compensated executive officers serving as of December 31, 1999, for the years indicated.

                                                                             LONG-TERM COMPENSATION
                                                                                     AWARDS
                                              ANNUAL COMPENSATION           ------------------------
                                       ----------------------------------   RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK      UNDERLYING     ALL OTHER
                                        SALARY     BONUS     COMPENSATION    AWARD(S)    OPTIONS/SAR   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     ($)        ($)          ($)           ($)           (#)         ($)(10)
---------------------------     ----   --------   --------   ------------   ----------   -----------   ------------
H. Brian Thompson............   1999   $468,461   $449,000     $51,040(3)            0    3,300,000(8)    $6,466
  Chairman and
  Chief Executive Officer(1)
Robert J. Amman..............   1999   $312,307   $213,552            (4)            0    1,050,000(8)    $5,532
  President and Chief
Operating
  Officer(1)
Robert A. Schriesheim........   1999   $319,711   $168,100            (4)   $1,647,600(7)    700,000(8)    $  936
  Executive Vice President,
  Corporate Development and
  Chief Financial Officer(1)
Hans Peter Kohlhammer(2).....   1999   $306,963   $169,474     $81,307(5)            0       43,302(8)         0
  President of Business
Services
Gerard J. Caccappolo.........   1999   $232,542   $367,424     $52,681(6)            0      200,000(8)    $4,000
  President of Carrier          1998    191,042     57,750      83,125(6)            0       61,000(8)     4,000
  Services
                                1997    173,750     52,500      32,043(6)            0        1,714(9)     4,000

---------------

 (1) Messrs. Thompson and Amman were elected to their positions in March 1999. Mr. Schriesheim was elected Executive Vice President, Corporate Development in February 1999, and was elected to the additional position of Chief Financial Officer in September 1999.

 (2) Mr. Kohlhammer joined the Company in March 1999 as a result of the Company's acquisition of Global TeleSystems (Europe) Limited, formerly Esprit Telecom Group plc.

 (3) The amount disclosed includes $24,127 related to spousal travel with the remaining attributable to gross-up payments for certain tax liabilities.

 (4) Perquisites and other personal benefits paid to the named executive officer were less than the lesser of $50,000 and 10% of the total of salary and bonus report for the named executive officer.

 (5) The amount disclosed includes transportation and travel allowance of $29,268, social security and medical payment of $21,988 and pension arrangements of $28,684.

 (6) Mr. Caccappolo received a cost of living allowance of $4,833, $13,373 and $12,163 in 1999, 1998 and 1997, respectively, and resides in a company apartment for which the company paid the equivalent of $15,466, $16,595 and $16,109 per year in rent in 1999, 1998 and 1997, respectively. In 1999 and 1998, respectively, Mr. Caccappolo also received tax equalization payments of $24,428 and $42,278 and a gross-up payment for certain tax liabilities of $660 and $1,011. In 1998, Mr. Caccappolo received paid home leave of $3,660. In addition, we provided Mr. Caccappolo with the use of a company car in 1999, 1998 and 1997.

 (7) The dollar amount represents 60,000 shares of restricted stock granted on April 5, 1999 when the closing price of the Company's Common Stock on the Nasdaq National Market was $27.56. The restriction on 20,000 of the shares will lapse on April 5, 2002; the restriction on the remaining 40,000 shares will lapse on April 5, 2002 if certain performance levels are met, otherwise the restriction on the remaining 40,000 shares will lapse on April 5, 2004.

 (8) Shares of Common Stock underlying stock options awarded under the Stock Option Plan.

 (9) Stock options awarded under The Key Employee Stock Option Plan of Global TeleSystems Europe B.V. which we refer to as the GTS Europe B.V. Stock Option Plan.

(10) Amounts disclosed hereunder represent the sum of premiums paid by GTS for $1 million in group term life insurance for each named executive officer and contributions by GTS under the 401(k) Plan, as defined below, to each named executive officer's account, except Messrs. Thompson , Schriesheim and Kohlhammer who did not participate in the 401(k) Plan. In each case in which GTS paid 401(k) Plan contributions, $4,000 was paid in each of 1999, 1998 and 1997 to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock option grants to the five most highly compensated officers in 1999 under the Stock Option Plan.

                                               % OF TOTAL
                                  NUMBER OF      OPTIONS
                                  SECURITIES   GRANTED TO      EXERCISE
                                  UNDERLYING    EMPLOYEES         OR                      GRANT DATE
                                   OPTIONS         IN            BASE       EXPIRATION      PRESENT
NAME                              GRANTED(#)   FISCAL YEAR   PRICE($/SH.)      DATE       VALUE($)(5)
----                              ----------   -----------   ------------   ----------    -----------
H. Brian Thompson...............  3,000,000       23.40%        $27.21      03/26/09(1)   $18,360,000
                                    300,000        2.34%         29.13      12/10/09(2)     3,735,690
Robert J. Amman.................    700,000        5.46%         27.21      03/26/09(3)     4,284,000
                                     50,000        0.39%         23.19      09/15/09(2)       292,195
                                    300,000        2.34%         29.13      12/10/09(2)     3,735,690
Robert A. Schriesheim...........    500,000        3.90%         27.50      02/22/09(3)     3,014,700
                                    200,000        1.56%         29.13      12/10/09(2)     2,490,460
Hans Peter Kohlhammer...........        496        0.00%         29.31      03/18/05(4)           984
                                    150,000        1.17%         27.73      03/18/09(3)     1,553,310
                                     50,000        0.39%         38.08      06/17/09(2)       517,575
                                    100,000        0.78%         29.13      12/10/09(2)     1,245,230
Gerard J. Caccappolo............    100,000        0.80%         38.08      06/17/09(2)     1,082,030
                                    100,000        0.80%         29.13      12/10/09(2)     1,245,230

---------------

(1) One million of these options vest in February 2005, when financial results for 2004 are expected to be publicly announced. If certain performance targets are met or exceeded, these options could be fully exercisable by February 2002, when financial results for 2001 are expected to be publicly announced. An additional one million of these options vest on the first day on or prior to September 22, 2002, if any, which is the tenth consecutive trading day on each of which days the closing price of the Company's common stock has been at least $64. The final million options vest on the first day on or prior to September 22, 2004, if any, which is the tenth consecutive trading day on each of which days the closing price of the Company's closing price has been at least $100. If these closing prices are not achieved by such dates, the two million options will vest in any event on September 25, 2005.

(2) Represents options that vest over a three year period, 33% after one year and one thirty-sixth every month thereafter.

(3) These options vest in February 2005, when financial results for 2004 are expected to be publicly announced. If certain performance targets are met or exceeded, these options could be fully exercisable by February 2002, when financial results for 2001 are expected to be publicly announced.

(4) These options vest on the first anniversary of their grant.

(5) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield 0%, expected volatility of 0.75, risk-free interest rates between 4.95% and 6.03% and expected life of five years.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information on the number and value of GTS stock options exercised by the five most highly compensated officers during 1999, the number of options under the Stock Option Plan held by such persons at December 31, 1999, and the value of all unexercised options held by such persons as of that date.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                              ACQUIRED ON      VALUE        OPTIONS AT FY-END(#)       OPTIONS AT FY-END($)(1)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   -----------   -------------------------   -------------------------
H. Brian Thompson...........      --            --               -0-/3,300,000                -0-/24,306,000
Robert J. Amman.............      --            --            33,750/1,061,250             532,913/7,719,638
Robert A. Schriesheim.......      --            --                 -0-/700,000                 -0-/4,749,000
Hans Peter Kohlhammer.......      --            --              40,052/389,494           1,008,910/3,693,058
Gerard J. Caccappolo........      --            --              12,500/309,500             142,250/2,564,110

---------------

(1) Based on the closing price of $34.75 on the New York Stock Exchange of the Common Stock on December 31, 1999.

THE GTS 401(k) PLAN

     The GTS 401(k) Plan is a defined contribution retirement benefit plan that is qualified for favorable tax treatment under Section 401 of the Code. All employees of GTS, subject to certain regulatory qualifications, including the five most highly compensated officers, who are at least 21 years of age and have completed the minimum service requirement are eligible to participate in the 401(k) Plan. The 401(k) Plan participants may defer pre-tax income by contributing to the plan up to the maximum amount permitted by law. After-tax contributions are also permitted under the 401(k) Plan. GTS matches 50% of each participant's pre-tax contribution to the 401(k) Plan up to 5% of the participant's total compensation. In addition, GTS may, in its sole discretion and in a nondiscriminatory manner, contribute additional amounts as profit sharing to each participant's account. The amounts that are deposited into each participant's account are invested among various investment options according to the direction of the participant. Each participant's pre-tax and after-tax contributions are immediately vested and nonforfeitable. GTS's matching contribution and profit sharing allocations to each participant's account do not vest until the participant has completed three years of service with GTS, at which time the matching contribution and profit sharing allocations become 100% vested. Each participant is eligible to begin receiving benefits under the 401(k) Plan on the first day of the month coincident with or following the attainment of normal retirement age. There is no provision for early retirement benefits under the 401(k) Plan.

THE GLOBAL TELESYSTEMS GROUP, INC. EQUITY COMPENSATION PLAN

     The purpose of the Global TeleSystems Group, Inc. Equity Compensation Plan is to attract, retain and motivate key employees, officers and eligible independent contractors of GTS and to enable such individuals to own shares of Common Stock and to have a mutuality of interest with other shareholders of GTS through the grant of restricted stock and other equity-based awards.

     The total number of shares of Common Stock that may be issued or transferred under the Equity Compensation Plan is four percent of the total number of shares of Common Stock outstanding at the beginning of the calendar year, subject to certain adjustments, which are described below. This threshold number may be increased by the number of shares (a) that were issued under the Equity Compensation Plan with respect to which no dividends were paid and (b) that were subsequently forfeited, in accordance with the terms of the Equity Compensation Plan.

     The Equity Compensation Plan is administered by the Compensation Committee of the Board of Directors. The chief executive officer of GTS has the authority to recommend the individuals to whom awards will be granted, subject to approval by the Compensation Committee. The Compensation Committee has full and binding authority to determine the fair market value of the Common Stock and the number of shares included in any awards, to establish terms and conditions of any award, to interpret the Equity Compensation Plan, to prescribe rules relating to the Equity Compensation Plan and to make all other determinations necessary to administer the Equity Compensation Plan. The Compensation Committee may condition the vesting of restricted stock upon the attainment of specified performance goals or such other factors as the Compensation Committee may determine in its sole discretion. In the event that the Compensation Committee determines, in its sole discretion, that an award of restricted stock would not be appropriate with respect to any individual who has been recommended for an award by the chief executive officer, the Compensation Committee has the authority to grant to any such individual any other variety of equity-based compensation award, including, but not limited to, phantom stock, phantom units, stock appreciation rights, performance shares and performance units. The Compensation Committee does not, however, have the authority to grant stock options pursuant to the Equity Compensation Plan.

     Grants under the Equity Compensation Plan are determined by the Compensation Committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any individual employee or group of employees in the future. The Equity Compensation Plan will remain effective until November 14, 2002, unless earlier terminated by GTS. No restricted stock may be granted under the Equity Compensation Plan on or after November 14, 2002.

     During a specified period set by the Compensation Committee commencing with the date of any restricted stock award, the participant is not permitted to sell, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Compensation Committee, in its sole discretion, may provide for the lapse of such restrictions or may accelerate or waive such restrictions in whole or in part, based on service, performance and such other factors. Unless the Compensation Committee specifically determines otherwise, a restricted stock award granted under the Equity Compensation Plan vests one-third on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant.

     The Compensation Committee may impose such other restrictions on shares of Common Stock issued under the Equity Compensation Plan, including a right of first refusal by GTS that requires the participant to offer GTS any shares that the participant wishes to sell.

     The Equity Compensation Plan provides that, in the event of a change to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or other change in the capital structure made without receipt of consideration), the Board of Directors will preserve the value of outstanding awards by making certain equitable adjustments in its discretion.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Equity Compensation Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the first annual meeting following such action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Common Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

THE FOURTH AMENDED AND RESTATED 1992 STOCK OPTION PLAN OF GLOBAL TELESYSTEMS GROUP, INC.

     The Fourth Amended and Restated 1992 Stock Option Plan of the Company (the "Fourth and Amended and Restated Plan") provides for the grant of options to employees, non-employee directors, and independent contractors of GTS and any subsidiary or affiliate of GTS. Up to 18.5% of the outstanding shares of Common Stock, from time to time, are authorized to be granted as options under the Fourth Amended and Restated Plan. A total of approximately 34.1 million shares of common stock were reserved for issuance to employees, non-employee directors and independent contractors under the Fourth Amended and Restated Plan representing 18.5% of the outstanding shares of Common Stock on December 31, 1999. A total of 1 million shares of Common Stock may be issued pursuant to options qualifying for tax purposes as incentive options under the Fourth Amended and Restated Plan.

     The Fourth Amended and Restated Plan is administered by the Compensation Committee (or a sub-committee thereof), which consists of not less than two directors appointed by the Board of Directors. The Compensation Committee (or a sub-committee) selects the employees, independent contractors and directors of GTS and its subsidiaries and affiliates to whom options will be granted. Options covering not more than three million shares of Common Stock may be granted to any employee during any calendar year.

     The option exercise price under the Fourth Amended and Restated Plan may not be less than the exercise price determined by the Compensation Committee (or a sub-committee) (or 110% of the fair market value of the Common Stock on the date of grant of the option in the case of an incentive option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years and one day (or five years in the case of an incentive option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options become vested and exercisable at the time and to the extent provided in the option agreement related to such option. The Compensation Committee (or a sub-committee) has the discretion to accelerate the vesting and exercisability of options.

     There is a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the Fourth Amended and Restated Plan. Generally, during an optionee's lifetime, only the optionee (or a guardian or committee if the optionee is incapacitated) may exercise an option except that, upon approval by the Compensation Committee (or a sub-committee), nonqualified options may be transferred to the spouse of the optionee and certain nonqualified options may be granted or transferred to the GTS Employee Stock Option Plan Trust for the benefit of one or more designated foreign employees, independent contractors or directors. Incentive stock options are non-transferable except at death.

     Payment for shares purchased under options granted pursuant to the Fourth Amended and Restated Plan may be made either in cash or by exchanging shares of Common Stock (which shares have been held by the optionee for at least six months) with a fair market value of up to the total option exercise price and cash for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker-dealer as agent for the optionee, provided that the broker-dealer tenders to GTS cash or cash equivalents equal to the option exercise price plus the amount of any taxes that GTS may be required to withhold in connection with the exercise of the option.

     If an optionee's employment or service with GTS or a subsidiary or affiliate terminates by reason of death, retirement or permanent and total disability, his or her vested options may be exercised within one year after such death, retirement or disability, unless otherwise provided with respect to a particular option (but not later than the date the option would otherwise expire). If the optionee's employment or service with GTS or a subsidiary or affiliate terminates for any reason other than death, retirement or disability, options held by such optionee terminate 90 days after such termination, unless otherwise provided with respect to a particular option (but not later than the date the options would otherwise expire), except that options terminate immediately upon termination of an employee or independent contractor for "cause" (as defined), unless the Compensation Committee (or a sub-committee)determines otherwise. Each option would be exercisable to the extent it had become vested before the termination of employment or service (unless otherwise provided in the option agreement).

     If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of GTS, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend, spin-off or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by GTS, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Fourth Amended and Restated Plan, and in the number, kinds and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change, in order to preserve the value of any granted options. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share option price.

     Upon any dissolution or liquidation of GTS, or upon a reorganization, merger or consolidation in which GTS is not the surviving corporation, or upon the sale of substantially all of the assets of GTS to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which GTS is the surviving corporation) approved by the board of directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of GTS, the Fourth Amended and Restated Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Fourth Amended and Restated Plan, the assumption of such options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion shall determine.

     The Board of Directors may further amend the Fourth Amended and Restated Plan with respect to shares of the Common Stock as to which options have not been granted. However, GTS's stockholders must approve any amendment that would
(1) change the requirements as to eligibility to receive incentive options; or
(2) increase the maximum number of shares in the aggregate for which incentive options may be granted (except for adjustments upon changes in capitalization); or (3) otherwise to the extent required by applicable law, rule or regulation.

     The Board of Directors at any time may terminate or suspend the Fourth Amended and Restated Plan. Unless previously terminated, the Fourth Amended and Restated Plan will terminate automatically on April 9, 2008. No termination, suspension or amendment of the Fourth Amended and Restated Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

EMPLOYMENT AGREEMENTS

     GTS has employment agreements with each of the five most highly compensated executive officers during 1999. Mr. Thompson's agreement provides that he will serve in his position for an initial term commencing on March 22, 1999 and ending on December 31, 2001. This initial term shall be extended for an additional period expiring on March 31, 2005, unless either Mr. Thompson or the Company gives notice of non-extension by September 1, 2001. Mr. Caccappolo's agreement provides that he will serve in his position for an initial term commencing on January 3, 1995 and ending on January 2, 1997. Since then, his agreement has been extended for successive one-year periods, and is renewable automatically for one-year terms, unless either the Company or Mr. Caccappolo gives three months' notice of non-extension prior to the expiration of such one-year extensions. Mr. Kohlhammer's agreement provides that he will serve in his position for a term commencing on March 4, 1999 and ending on September 30, 2001. Messrs. Amman's and Schriesheim's agreements provide that they will serve in their positions from March 22, 1999 and February 22, 1999, respectively, until terminated under their agreements. The salary and bonus potential of each of the five most highly compensated officers is provided for in each agreement and may be increased at the discretion of the Compensation Committee of the Board of Directors. In addition to salary and bonus, each of the five most highly compensated officers is eligible to participate in the employee stock option plan, to receive standard health and insurance benefits that are provided to employees of GTS, to receive certain other fringe benefits and to be reimbursed for all reasonable expenditures incurred in the execution of each named executive officer's respective duties.

     The employment agreements provide for severance payments in the event of
(a) termination without cause, as defined, or (b) resignation for good reason, as defined. Severance arrangements for the five most highly compensated executive officers are for a period of up to twenty-four months of base salary and an imputed bonus. If the named executive officer is terminated for cause of if he voluntarily terminates his employment other than for good reason, he shall not be entitled to any salary, bonus or severance payments (other than accrued salary).

     Each employment agreement includes noncompetition and nonsolicitation clauses that are effective during the term of employment and for a period of up to two years thereafter. In addition, the employment agreements include covenants of confidentiality and nondisclosure. Any dispute arising under an employment agreement, except with respect to Mr. Kohlhammer's agreement, must be resolved through arbitration, except that each agreement also provides for specific performance and for a court injunction in the event of a breach by the named executive officer of the covenants described above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The role of the Compensation Committee is to oversee and direct the development of executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses and maximizing shareholder value. The Committee's specific responsibilities include determining the appropriate levels of compensation, including salaries, annual incentives, long-term incentives and employee benefits, for members of the Company's senior management, including executive officers. The Company believes that a strong link should exist between executive compensation and management's ability to maximize shareholder value. This belief is adhered to by developing both short- and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

  Compensation Philosophy

     The four fundamental principles to which the Committee adheres in discharging its responsibilities are as follows. First, the majority of annual and long-term compensation for the Company's executive officers should be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Committee. Second, over time, incentive compensation of the Company's executive officers should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation should be used on an increasing basis so as to provide executive officers with clear and direct links to the shareholders' interests. Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success. Total compensation, rather than individual compensation elements, is the focus of the Company's intent to provide competitive compensation opportunities.

     The Committee believes that continued revenue growth as well as continued improvement in other key financial and operating measures should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

     The Committee periodically meets with an outside compensation consultant to evaluate how well the Company's executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

  Compensation Elements

     The Company's compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives.

     The four principal elements are:

     Base Salaries

     Base salaries for executive officers are generally set at levels that reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered competitors of the Company in attracting and retaining qualified executives. The salaries of the executive officers are reviewed and approved by the Compensation Committee based on its assessments of each executive's experience and performance and a comparison of salaries of peers in other companies.

     Annual Performance Incentives

     Incentive awards have been made on a periodic basis to executive officers on the basis of Company, business unit and individual performance relative to budget in such areas as revenue, cash flow, operating income, operating margin and the like. The Company intends to continue providing incentives in concert with other compensation elements in order to maintain a competitive total compensation program for its executive officers. The Committee reviews and approves all performance measures and goals established under the annual and long-term incentive plans. The Committee also approves all incentive payments to executive officers.

     Long-Term Incentives

     The Company relies on stock options as the principal means of providing long-term incentive compensation. Stock options have been, and will continue to be, granted to executive officers under the Fourth Amended and Restated 1992 Stock Option Plan.

     Benefits

     Benefits offered to executive officers serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems that can arise from illness, disability or death. Benefits offered to executive officers are basically those offered to other employees of the Company.

  Evaluation Procedures

     In determining matters regarding executive officer compensation (other than the Chief Executive Officer), the Committee with the Chairman and Chief Executive Officer reviews the President and Chief Operating Officer and the other key executives including the executive officers, the respective areas of authority and responsibility of the various executive officers, and the performance and contribution of each to the efforts of the Company in meeting its goals.

     The Committee has confirmed that the compensation paid in 1999 to the named executive officers is consistent with the Company's compensation philosophy and objectives.

  Compensation of the Chief Executive Officer

     Decisions regarding the compensation of the Chairman and Chief Executive Officer, H. Brian Thompson, were the responsibility of the Committee. Upon his employment as Chairman and Chief Executive Officer, the Company entered into an employment agreement with Mr. Thompson that established his initial annual base salary at $600,000 and his annual target bonus at 140 percent of salary paid. For the portion of 1999 during which Mr. Thompson served as Chairman and Chief Executive Officer, salary payments to

Mr. Thompson totaled $468,461. Mr. Thompson was awarded bonuses totaling $449,000 for the performance year 1999, which was less than his target bonus. This bonus reflected the Company's performance in revenues, earnings and strategy development and execution. In evaluating Mr. Thompson's compensation, the Committee and its compensation consultant compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including but not limited to, the companies included in the Performance Graph. Based on this review, the Committee determined Mr. Thompson's compensation to be appropriate.

  Deductibility of Certain Executive Compensation

     Beginning in 1994, the Omnibus Reconciliation Act of 1993 (the Act) limits to $1 million the amount that may be deducted by a publicly-held corporation for compensation paid to each of its named executive officers in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation." The Committee and the Company have determined that the Company's practice is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Shareholder approval of incentive compensation plans and various provisions thereunder covering the executive officers has been sought and obtained and will be sought in the future to continue to qualify performance-based compensation for the exemption. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been and, will continue to be, designed to serve the best interests of the shareholders regardless of the whether specific compensation qualifies for the exemption.

Compensation Committee Members during 1999:

          Bernard J. McFadden, Chairman
          W. James Peet
          Frank V. Sica
          Adam Solomon
          David Dey (no longer on the Committee as of July 1999)
          Michael Greeley (resigned from Board in March 1999)
          Stewart J. Paperin (no longer on the Committee as of July 1999)

                               PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the Company's cumulative total shareholder return on the Common Stock from February 5, 1998 (the date on which the Common Stock began trading on the Nasdaq National Market) and ending on December 31, 1999 with the cumulative total return, assuming reinvestment of dividends of the Standard & Poor's 500 Stock Index and the Nasdaq Telecom Index. (On October 29, 1999, the Common Stock delisted from the Nasdaq National Market and since that date has been listed on the New York Stock Exchange.)

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------------
                                   2/5/98     3/98      6/98      9/98      12/98     3/99      6/99      9/99      12/99
---------------------------------------------------------------------------------------------------------------------------
 Global TeleSystems Group, Inc.    $100.00   $171.16   $178.49   $123.57   $204.12   $204.80   $296.56   $144.39   $254.46
 S & P 500                          100.00    112.70    116.42    104.84    127.17    133.51    142.92    133.99    153.93
 NASDAQ Telecommunications          100.00    119.34    126.21    111.70    154.37    191.82    203.93    189.02    268.82

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into a subscription agreement (the "Subscription Agreement") dated as of April 6, 1999 with H. Brian Thompson, its Chairman and Chief Executive Officer, in connection with Mr. Thompson's employment agreement with the Company. The Subscription Agreement provides that Mr. Thompson purchase $20 million of the Common Stock valued at $27.17 per share, or a total of 736,056 shares. The Subscription Agreement provides further that Mr. Thompson pay for 368,028 of these shares for $10 million in cash and for 368,028 of these shares using the proceeds of a loan in the principal amount of $10 million from the Company. These arrangements were consummated in June 1999. In connection with the loan, Mr. Thompson has delivered a secured promissory note to the Company which bears interest at the Federal Mid-Term Rate and has a maturity of six years.

     The Company has entered into an employment agreement with Mr. Gerald Thames, Executive Vice Chairman of the Board of Directors. The agreement provides that he will hold this position until at least the

2000 annual shareholders meeting and that he will perform such other reasonable duties and exercise such other power and authority as may be reasonably delegated by the Board of Directors. The agreement commenced March 21, 1999 and expires on October 31, 2001, unless extended. The agreement provides that Mr. Thames will receive an annual salary of $400,000 and a bonus for the fiscal years 1999 and 2000, or pro rated portion thereof, in an amount not less than fifty percent of his salary for such year. In addition to salary and bonus, Mr. Thames is also eligible to participate in the employee stock option plan, to receive standard health and insurance benefits that are provided to employees of GTS, to receive certain other fringe benefits and to be reimbursed for all reasonable expenditures incurred in the execution of his duties. If the Board of Directors were to appoint Mr. Thames to another position, he would continue to receive his salary and bonus and benefits for the remaining term of the agreement, as described above. If Mr. Thames were terminated without cause, as defined in the agreement, or resigned for good reason, as defined in the agreement, during the twenty-four month period following a change of control, as defined in the agreement, he would receive severance in an amount of up to thirty-six months of his then-current salary, continuation of certain benefits and accelerated vesting of all stock options that would have otherwise vested prior to October 31, 2001. Mr. Thames' agreement includes noncompetition and nonsolicitation clauses that are effective during the term of his agreement and for a period of up to one year thereafter. In addition, the employment agreement includes covenants of confidentiality and nondisclosure. Any dispute arising under Mr. Thames' employment agreement must be resolved through arbitration.

     Alan B. Slifka, the Vice Chairman of the board of directors, was paid $66,666 in consulting fees in 1999. Bernard McFadden, a director of GTS, was paid $100,000 in consulting fees in 1999.

     Halcyon/Alan B. Slifka Management Company LLC (formerly Alan B. Slifka and Company), a company principally owned by Mr. Slifka, holds 287,756 stock options to purchase shares of Common Stock that were granted in 1991 pursuant to a stock option agreement that is not subject to any stock option plan. The options have an exercise price of $0.267 per share and are fully vested. Any of the stock options that remain unexercised after November 30, 2001 shall lapse and become void. Generally, in the event that Mr. Slifka ceases to be an employee or nonemployee director of GTS, any of such unexercised stock options shall lapse thirty days after such termination. The shares of Common Stock underlying such options have been registered under a registration statement that has been declared effective by the SEC.

     The Soros associates purchased $40 million of notes from us in 1996, which notes bore interest at 10% per annum, in partial consideration of which (1) the Soros associates received the right to designate, from time to time, one person for nomination to the Board of Directors and (2) the affiliates received warrants to purchase 8,888,886 shares of the Common Stock. Of those warrants, 8,772,626 remain outstanding and unexercised as of March 31, 2000. Together with their prior equity interests in GTS, these affiliates currently hold, on a fully diluted basis (excluding shares underlying stock options), approximately 6.28% of the Common Stock. In accordance with the terms of the warrant agreement, the exercise price of the warrants was reduced from $5.14 per share to $4.67 per share as the outstanding debt had not been repaid prior to December 31, 1996. In February 1998, we repaid the $40 million of notes, plus accrued interest, using part of the proceeds of an offering of senior notes and the initial public offering completed at that time. In addition, these affiliates collect a monitoring fee of $40,000 per month. In 1999, the Soros associates exercised warrants and 116,260 common shares were issued. Under certain agreements, these affiliates have the right to co-invest with us in all of our new ventures throughout Asia, excluding countries in the former Soviet Union, and pursuant to this right, one of these affiliates holds a 25% interest in GTS China Investments LLC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Bernard McFadden, a Director and Chairman of the Compensation Committee, was paid $100,000 in consulting fees in 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons or entities who own more then 10% of the Company's Common Shares, to file with the SEC and Nasdaq

Stock Market or the New York Stock Exchange, as the case may be, initial reports of beneficial ownership and changes in beneficial ownership of the Company's equity securities. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To Company's knowledge, based on a review of the copies of such reports furnished to the Company as to transactions for which reports are required, all Section 16(a) filing requirements applicable to such individuals or entities were complied with during 1999, except with respect to Messrs. James Newman, James Reynolds, Gerard Caccappolo, Hans-Peter Kohlhammer and Gerald Thames. The Company determined on February 1, 1999, June 18, 1999, June 18, 1999 and June 18, 1999 that Messrs. Newman, Reynolds, Caccappolo and Kohlhammer, respectively, were executive officers of the Company. Messrs. Newman, Reynolds, Caccappolo and Kohlhammer filed their "Initial Statements of Beneficial Ownership of Securities" on Form 3 on April 9, 1999, August 4, 1999, July 29, 1999 and August 3, 1999, respectively. Mr. Newman left the employ of the Company during 1999. Mr. Thames sold 150,000 shares of the Company's common stock on November 17, 1999, and transferred 19,000 shares of the Company's common stock to a family foundation on November 22, 1999. Mr. Thames disclosed these dispositions in his "Annual Statement of Changes in Beneficial Ownership" on Form 5, which was filed with the SEC on February 14, 2000, instead of in a "Statement of Changes in Beneficial Ownership" on Form 4.

OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which may come before the meeting except that indicated above. However, if other business is brought before the meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

AUDIT AND BUDGET COMMITTEE CHARTER

     The Board of Directors of the Company has adopted a written charter for its Audit and Budget Committee. The rules of the SEC require that the charter be included as an appendix to a company's proxy statement at least once every three years. Accordingly, the charter of the Audit and Budget Committee is appended to this Proxy Statement as Annex C. The charter is not being presented for shareholder approval.

COST AND METHOD OF PROXY SOLICITATION

     Proxies will be solicited by mail. The expenses of such solicitation will be borne by the Company. Directors, officers, or regular employees of the company may solicit proxies by telephone or in person. The cost of such solicitation will be nominal. In addition, Georgeson Shareholder Communications, Inc. has been retained by the Company to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of records by such firms, banks and institutions. This firm will receive a fee not to exceed $10,000 for its services.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Stockholder proposals, in order to be timely submitted for inclusion in the Company's proxy materials for the 2001 annual meeting of stockholders, must be received at the Company's principal executive offices by January 16, 2001.

                                     * * *

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. REQUESTS SHOULD BE ADDRESSED TO VICE PRESIDENT -- INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS, GLOBAL TELESYSTEMS GROUP, INC. 4121 WILSON BOULEVARD, 8TH FLOOR, ARLINGTON, VIRGINIA, 22203.

                                                                         ANNEX A

                         GLOBAL TELESYSTEMS GROUP, INC.
                                   YEAR 2000
                   DOMESTIC U.S. EMPLOYEE STOCK PURCHASE PLAN

                           EFFECTIVE JANUARY 4, 2000
                       (SUBJECT TO SHAREHOLDER APPROVAL)

1. PURPOSE OF PLAN.

     The purpose of the Global TeleSystems Group, Inc. Year 2000 Domestic U.S. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees who wish to become stockholders of Global TeleSystems Group, Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.10 per share ("Common Stock"), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an "employee stock purchase plan" (a "Stock Purchase Plan") within the meaning of Section 423 of the United States Internal Revenue Code of 1986, as amended (the "Code").

2. EMPLOYEES ELIGIBLE TO PARTICIPATE.

     (a) Subject to the limitations on eligibility in paragraph (b) of this
Section 2, any employee of the Company or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code (a "Parent"), or "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary") which adopts the Plan with the consent of the Company (an "Employing Corporation") shall be eligible to participate in the Plan. The term "employee" shall have the meaning applicable under Treasury Regulation
Section 1.421-7(h) and such employees shall be "eligible employees" under the Plan. Employees hired by the Company or an Employing Corporation during an Offering Period (as such term is defined in Section 4(a) of the Plan) shall become eligible employees immediately following 30 days or more of continuous employment with the Company or an Employing Corporation.

     (b) The term "eligible employee" as used herein shall not:

             (i) include any employee whose customary employment with the Company or an Employing Corporation is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year;

             (ii) include a member of the Board of Directors of the Company (the "Board") or of an Employing Corporation who is not also an employee of the Company or of an Employing Corporation;

             (iii) include leased employees within the meaning of Section 414(n) of the Code; and

             (iv) include any individual

                (A) who provides services to the Company, any Employing Corporation or any division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor, or

                (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code, unless the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

To the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an individual who is reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding shall become eligible to participate, if otherwise eligible under this Section 2, after two years of employment (including any period of service recharacterized as common law employment).

3. ELIGIBLE COMPENSATION.

     Compensation eligible for payroll deductions ("Compensation") shall be base salary, overtime pay, and, to the extent permitted by the Stock Purchase Plan Committee ("the Committee"), any commissions and/or bonuses paid in each payroll period. Compensation shall not include severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, expatriate benefits and expense allowances, disability benefits under any insurance program, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Committee in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code).

4. TERMS OF THE PLAN.

     (a) Effective Date and Term.

     The Plan shall commence on January 4, 2000 (the "Effective Date") and shall, unless earlier terminated pursuant to Section 17 of the Plan, have four consecutive twenty-seven (27) month terms, with: (i) the first twenty-seven (27) month term commencing on the Effective Date and ending on the Purchase Date (as such phrase is defined in this Section 4(a)) in March, 2002; (ii) the second twenty-seven (27) month term commencing on the first Trading Day (as such term is defined in Section 5(g)) of April, 2002 and ending on the Purchase Date in June, 2004; (iii) the third twenty-seven (27) month term commencing on the first Trading Day of July, 2004 and ending on the Purchase Date in September, 2006; and (iv) the fourth twenty-seven (27) month term commencing on the first Trading Day of October, 2006 and ending on the Purchase Date in December, 2008. The Plan shall terminate on the Purchase Date in December, 2008. During the four consecutive twenty-seven (27) month terms of the Plan there shall be quarterly offering periods (the "Offering Periods" or, an "Offering") wherein the price at which shares may be purchased by participants, shall be set according to Section 7 of the Plan. Such calendar quarters end on March 31st, June 30th, September 30th and December 31st of each year. The date on which shares shall be purchased under the Plan (the "Purchase Date") for each Offering Period shall be the last Trading Day of the Offering Period; provided, however, that the first Purchase Date shall be the last Trading Day of June, 2000. The Effective Date and full implementation of the Plan shall be subject to shareholder approval of the Plan at the annual meeting of the Company to be held in 2000 (the "Annual Meeting"). In the event that the Plan is not approved at the Annual Meeting, the Plan shall be automatically terminated and each participant shall be refunded all monies deducted from their compensation pursuant to Section 4(b), without interest (unless otherwise specified by the Committee).

     (b) Elections to Participate.

     In order to participate in an Offering, an eligible employee must execute and return an enrollment/payroll deduction authorization form or complete such other procedures as the plan administrator (the "Plan Administrator") may require or permit (an "Enrollment Agreement"), at least twenty-one (21) days prior to the date on which such eligible employee shall be permitted to commence participation in the Plan. The Plan Administrator shall be the person, or group of persons, whom the Committee designates as such. By executing and returning an Enrollment Agreement, eligible employees shall be authorizing the Plan Administrator to make regular payroll deductions in either (i) a specified whole dollar amount for each payroll period or (ii) any full percentage of Compensation. Neither the specified whole dollar amount, nor the designated percentage deduction shall exceed fifteen percent (15%) of any eligible employee's Compensation during any payroll period. The requirement that each eligible employee return an Enrollment Agreement at least twenty-one days prior to their eligibility date shall not apply to the enrollment period for the initial Offering Period. The enrollment period for the initial Offering Period shall be set by the Committee pursuant to its authority under
Section 10. EACH ELIGIBLE EMPLOYEE WHO ELECTS TO PARTICIPATE IN THE PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

     If a participant authorizes payroll deductions pursuant to clause (ii) in the foregoing paragraph, the amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Plan.

5. PARTICIPATION.

     (a) In General.

     On the first Trading Day of each Offering Period, each then eligible employee, who has completed an Enrollment Agreement in the manner required by
Section 4(b) of the Plan, shall be granted the opportunity to purchase, on the date of the next Purchase Date, the number of shares of Common Stock determined by the employee's payroll deduction elections made in accordance with such eligible employee's Enrollment Agreement in compliance with the terms of the Plan; provided, however, that in no event shall such number of shares of Common Stock exceed the amount permitted in Section 6(d) of the Plan or the maximum dollar amount of Section 6(b) of the Plan.

     (b) Newly Eligible Employees.

     Each new employee of the Company or an Employing Corporation who becomes an eligible employee pursuant to the terms of Section 2 of the Plan, must complete an Enrollment Agreement pursuant to Section 4(b) of the Plan in order to participate in the Plan during the next Offering Period in which such newly eligible employee shall be permitted to participate in the Plan. Each newly eligible employee shall be subject to the purchase limits of Sections 6(b) and 6(d) of the Plan and such newly eligible employee's purchase price shall be set according to Section 7(a)(ii) of the Plan.

     (c) Enrollment During an Offering Period.

     Any eligible employee who elects not to participate in the Plan for the initial Offering Period may subsequently elect to participate in the Plan, subject to the recommencement terms and conditions of Section 11 of the Plan.

     (d) Changes in Payroll Deduction Authorization.

     Participants may not change their rate of payroll deduction within the twenty-one (21) day period immediately prior to, and during, an Offering Period, but may elect to withdraw from the Plan in accordance with Section 11 of the Plan. A participant may change his or her rate of payroll deduction effective commencing the next Offering Period without affecting the Base Purchase Price (or the Alternative Purchase Price, if applicable) if the employee's revised Enrollment Agreement is submitted to the Plan Administrator at least twenty-one
(21) days prior to the next Offering Period. A reduction of the payroll deduction amount to zero shall constitute a withdrawal from the Plan.

     (e) Notice of Dispositions.

     As part of the Enrollment Agreement, each participant in an Offering shall agree to notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to either (i) two (2) years after first Trading Day of the first Offering Period in which such employee participates in the Plan or (ii) one year from the Purchase Date of such shares of Common Stock, whichever period is longer.

     (f) Equivalent Rights.

     All eligible employees who participate under the Plan and who are based in the United States shall be offered the same rights and privileges under the Plan except that the number of shares each participant may purchase shall bear a uniform relationship to the employee's eligible Compensation and shall depend upon the payroll deduction the employee authorizes.

     (g) Trading Day.

     For purposes of the Plan, a "Trading Day" is a day on which shares of Common Stock are traded on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is then listed or admitted to trading, the NASDAQ National Market System or other market on which the Common Stock is traded on such date.

6. PARTICIPATION LIMITATIONS.

     (a) Five Percent Owners.

     Notwithstanding anything herein to the contrary, no employee shall be granted a right to purchase any shares of Common Stock under the Plan if the employee, immediately after the right is granted, owns or would own shares, either directly or indirectly, (including all shares which may be purchased under outstanding rights to purchase Common Stock under the Plan) in excess of five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Company, the Employing Corporation, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of
Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding rights to purchase Common Stock shall be treated as stock owned by such employee.

     (b) $25,000 Value Limitation.

     If pursuant to the terms of the Plan, an employee would be granted a right to purchase Common Stock that would cause a violation of Section 423(b)(8) of the Code, as amended, such right shall not be granted and the employee shall instead be granted a right to purchase shares in an amount that, when combined with the employee's right to purchase shares under all Stock Purchase Plans of the Company, the Employing Corporation and its Parents and Subsidiaries, will not cause the employee's right to purchase shares of stock to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such rights were granted) for each calendar year in which such rights to purchase Common Stock are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code and the regulations thereunder shall apply.

     (c) Fair Market Value.

     Unless otherwise defined by the Committee at the beginning of an Offering Period, the "Fair Market Value" of the Common Stock on any date shall mean the closing price of the Common Stock on that date on the New York Stock Exchange, the principal stock exchange or other market on which the Common Stock is traded, or if such day is not a Trading Day, on the immediately preceding Trading Day, as reported in the Wall Street Journal on the next business day. If the price of the Common Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Common Stock on a particular date shall be as determined by the Committee.

     (d) Maximum Number of Shares.

     The maximum number of shares of Common Stock which an employee shall be permitted to purchase pursuant to the Plan shall be 5,000 shares per twenty-seven (27) month term; provided, however, that the maximum number of shares purchased by any participant shall not exceed the limitations of Sections 4(b) or 6(b) of the Plan. When any of the foregoing participation limitations are reached, payroll deductions shall cease, and any amount of excess funds as of the date that a participation limitation has been reached shall be returned to the employee.

7. PURCHASE PRICE.

     (a) In General.

     Subject to the adjustments described in Sections 7(b)(i) and 15 of the Plan, the purchase price at which shares of Common Stock may be purchased during any Offering Period shall be determined as follows:

             (i) Eligible employees who elect to participate in the Plan during the initial Offering Period and do not withdraw from the Plan at any time during the first twenty-seven (27) month term of the Plan, shall have a maximum purchase price, subject to adjustment pursuant to paragraph (b) of this Section, (such fixed purchase price hereinafter referred to as, the "Base Purchase Price") during the first twenty-seven
        (27) month term of the Plan that shall be fixed at eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Effective Date. If, on any Purchase Date after such participant's Base Purchase Price has been fixed, eighty-five percent (85%) of the Fair Market Value of a share of Common Stock is less than the Base Purchase Price for such participant, then the option price for such participant on such Purchase Date shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (the "Alternative Purchase Price").

             (ii) Eligible employees who elect to participate in the Plan at a date later than the initial Offering Period, which includes newly eligible employees and employees who have elected not to participate during the initial Offering Period, and do not withdraw from the Plan at any time prior to the Purchase Date in March, 2002, shall have a Base Purchase Price that shall be fixed from the first Trading Day of the Offering Period in which such employee elects to participate in the Plan until the Purchase Date in March, 2002, at the greater of (A) the same Base Purchase Price as participants described in Section 7(a)(i) or (B) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in which such new participant elects to participate in the Plan. If, on any Purchase Date after such new participant's Base Purchase Price has been fixed, eighty-five percent (85%) of the Fair Market Value of a share of Common Stock is less than the Base Purchase Price for such new participant, then the purchase price for such new participant on such Purchase Date shall be the Alternative Purchase Price.

             (iii) Participants in the Plan who, during any of the four consecutive twenty-seven (27) month terms of the Plan, elect to withdraw from, and subsequently elect to recommence participation in the Plan pursuant to Section 11 of the Plan shall, upon recommencement, have their Base Purchase Price calculated as the greater of: (A) the Base Purchase Price applicable to such participant, had he/she not withdrawn from the Plan during that particular twenty-seven (27) month term or (B) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on such recommencing participant's recommencement date, with such recommencement date being the first Trading Day of the next Offering Period.

     (b) Adjustments.

             (i) Mandatory Adjustments. All participants with Base Purchase Prices described in Section 7(a)(i), (ii) or (iii) shall have their Base Purchase Price reset to the same Base Purchase Price on the following dates (each at "Reset Date"): (A) on the first Trading Day of the second twenty-seven (27) month term described in Section 4(a); (B) on the first Trading Day of the third twenty-seven (27) month term described in
        Section 4(a); and (C) on the first Trading Day of the forth twenty-seven
        (27) month term described in Section 4(a). The Base Purchase Price for all participants on each Reset Date shall be fixed for that particular twenty-seven (27) month term at eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first Trading Day of that particular twenty-seven (27) month term. Each participant shall continue to have the benefit of the Alternative Purchase Price for each Purchase Date during any twenty-seven (27) month term of the Plan. The Base Purchase Price may also be adjusted pursuant to Section 15 of the Plan.

             (ii) Optional Adjustments. At the midpoint of any twenty-seven (27) month term of the Plan (the "Revaluation Date"), the Base Purchase Price may be subject to adjustment. This adjustment may be made at the discretion of the Committee. If the Committee elects to adjust the Base Purchase Price on the Revaluation Date, the Base Purchase Price after the Revaluation Date shall be eighty-five percent (85%) of the average of the Fair Market Value of a share of Common Stock during the period of twenty (20) Trading Days ending one (1) month prior to the Revaluation Date; provided, however, that if such adjustment would result in the adjusted Base Purchase Price being lower than the initial Base Purchase Price for any participant, then the initial Base Purchase Price shall remain unchanged.

8. PURCHASE OF COMMON STOCK.

     (a) Purchase of Common Stock.

     At the end of each payroll period, each participant shall have deducted from his or her pay the amount authorized pursuant to Section 4(b) of the Plan. This deducted amount shall be held as general assets by the Company together with all funds deducted from all participants' pay pursuant to each Enrollment Agreement, and such amounts shall not accrue any interest on behalf of any participant (unless otherwise specified by the Committee). On the next Purchase Date, a purchase shall automatically be made on each participant's behalf to purchase at the lesser of the then applicable Base Purchase Price or the Alternative Purchase Price, that number of whole shares of Common Stock which may be purchased using the amount deducted from the participant's Compensation during that Offering Period and excess funds (representing less than the value of the immediately preceding Offering Period's purchase price of one whole Common Share) from the preceding Offering Period, if any.

     (b) Plan Custodian.

     The Committee shall designate an appropriate financial services or brokerage firm as the plan custodian (the "Plan Custodian"). On each Purchase Date, the Plan Custodian shall receive from the Company, at the applicable Purchase Price, as many whole shares of Common Stock as can be purchased with the funds received from each participant during the Offering Period and excess funds (representing less than the value of the immediately preceding Offering Period's purchase price of one whole Common Share) from the preceding Offering Period, if any. Upon receipt of the Common Stock so purchased, the Plan Custodian shall allocate to each participant, the number of whole shares of Common Stock to which each participant is entitled. Subject to any limitations imposed by the Committee from time to time, a certificate representing the number of shares of Common Stock to which a participant is entitled shall be issued to the participant, at the participant's expense, upon written request to the Plan Custodian. Unless otherwise requested by the participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

     (c) Rights as a Stockholder.

     A participant's rights as a stockholder of record of the Company shall vest on a relevant Purchase Date with respect to such shares of Common Stock that are purchased on that Purchase Date with the funds allocated by such participant. Shares of Common Stock issued to participants shall be transferable in accordance with applicable securities laws.

9. NUMBER OF SHARES TO BE OFFERED.

     The maximum number of shares of Common Stock that may be purchased under the Plan is 500,000 during the first twenty-seven (27) month term of the Plan, and this maximum number shall be automatically increased by 500,000 shares of Common Stock on the first day of each succeeding twenty-seven (27) month term, until the termination of the Plan. Such shares may be treasury shares, or authorized and unissued shares, as the Board may determine in its sole discretion.

10. ADMINISTRATION AND INTERPRETATION OF THE PLAN.

     The Plan shall be administered by the Plan Administrator(s) designated by the Committee, under the Committee's direction. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties.

11. WITHDRAWAL FROM THE PLAN.

     A participant may, at any time and for any reason, by giving notice to the Plan Administrator, elect to withdraw from any further participation in the Plan. The withdrawing participant shall, as soon as practicable, notify the Plan Custodian regarding the disposition of the shares of Common Stock credited to the participant's account as of the date of withdrawal and a check in payment for any funds not applied toward the purchase of shares as of that date. An eligible employee who has withdrawn from participation may elect to recommence participation in the Plan by executing and delivering to the Plan Administrator a new Enrollment Agreement in the same manner required by Section 4(b), provided however, a participant who withdraws from participation must wait one full Offering Period before recommencing participation. The Base Purchase Price applicable to a recommencing participant shall be calculated according to
Section 7(b)(iii) of the Plan.

12. RIGHTS NOT TRANSFERABLE.

     No eligible employee who is participating in the Plan may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions authorized by the Enrollment Agreement or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the participant. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan in accordance with Section 11. Participation in the Plan can only be exercised by the eligible employee to whom the option to participate has been granted.

13. TERMINATION OF EMPLOYMENT.

     In the event of a participant's retirement, death, or other termination of employment, no payroll deductions shall be made from any Compensation then due and owing to such employee at such time, and a certificate representing the number of whole shares of Common Stock then credited to the participant's account and a check in payment for any funds not applied toward the purchase of shares as of that date shall be issued and delivered to the participant or the participant's representative.

14. PERIODS OF INACTIVE EMPLOYMENT.

     A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment due to disability or approved leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 of the Plan. If a participant does not receive Compensation from the Company during a period of inactive employment, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment within ninety (90) days. If a participant elects to discontinue the payroll deduction, such election shall be treated as a withdrawal from participation in the Plan in accordance with Section 11 of the Plan. In any event, a participant shall be treated as having withdrawn from the Plan in accordance with Section 11 of the Plan on the ninety-first (91st) day of any period of inactive employment. As soon as is practicable after the ninety-first (91st) day of any period of inactive employment, participant shall notify the Company and Plan Custodian regarding the disposition of the number of whole shares of Common Stock then credited to the participant's account and any amount of excess funds credited to such account as of that date (calculated in accordance with Section 13).

15. REORGANIZATION.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, and kind of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase. The Base Purchase Price for each participant shall be proportionately adjusted and reset in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, that has the direct effect of impacting the Fair Market Value of a share of Common Stock.

16. AMENDMENTS.

     The Board may review and modify the operation and administration of the Plan quarterly and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the company unless stockholder approval is required by Section 423 of the Code or by any other applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect a right to purchase Common Stock previously granted to a participant without the consent of such participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

17. TERMINATION OF PLAN.

     The Plan and all rights of the participants shall terminate on the earlier to occur of: (i) a termination pursuant to Section 4(a); or (ii) the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of the shares of Common Stock then available under the Plan, and all funds accumulated under the Plan not utilized to purchase shares shall be refunded, without interest (unless otherwise specified by the Committee).

18. REQUIRED GOVERNMENTAL APPROVALS.

     The Plan, all rights granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all rights granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19. NO EMPLOYMENT RIGHTS.

     The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

20. GENDER.

     Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21. EXPENSES.

     Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Participants shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan.

22. GOVERNING LAW.

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its principles of conflict of laws.

                                   * * * * *
Adopted by the Board of Directors, December 9, 1999
Approved by the Shareholders:             , 2000

                                                                         ANNEX B

                         GLOBAL TELESYSTEMS GROUP, INC.
                                   YEAR 2000
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                            Effective April 1, 2000
                       (Subject to Shareholder Approval)

1. PURPOSE OF PLAN.

     The purpose of the Global TeleSystems Group, Inc. Year 2000 International Employee Stock Purchase Plan (the "International Plan") is to provide Eligible Employees who wish to become stockholders of Global TeleSystems Group, Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.10 per share ("Common Stock"), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. The Company adopts this International Plan with flexibility as appropriate under local law for non-U.S. employees.

2. EMPLOYEES ELIGIBLE TO PARTICIPATE.

     (a) The Stock Purchase Plan Committee (the "Committee") selected by the Board of Directors of the Company will in its discretion designate one or more entities, which may include the Company, any "parent corporation" of the Company (a "Parent"), or "subsidiary corporation" of the Company (a "Subsidiary") and will add that entity to an exhibit that will be attached to the International Plan (each of the entities listed on the exhibit, an "Employing Corporation"). In general, employees of each of the Employing Corporations shall then be eligible to participate in the International Plan pursuant to the terms herein and any terms in the relevant attached exhibit, except as otherwise required by local law.

     (b) For purposes of this International Plan, an eligible employee of an Employing Corporation ("Eligible Employee") shall include individuals who have been continuously employed by an Employing Corporation for at least 30 days, but shall not include any individual who performs services for the Company or a Subsidiary solely as an independent contractor, consultant or employee of a third party employment or leasing agency.

     (c) For the purposes of determining who is an Eligible Employee under the International Plan, an employee's eligibility shall be denied if, as a result of such eligibility, there would occur an infraction of a law, rule or regulation of the local jurisdiction in which such employee is employed.

3. ELIGIBLE COMPENSATION.

     Compensation eligible for payroll deductions ("Compensation") shall be base salary, overtime pay, and, to the extent permitted by the Committee, any commissions and/or bonuses paid in each payroll period, and any other compensation that the Committee may deem eligible in its discretion. Except as otherwise determined by the Committee, compensation does not include severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, expatriate benefits and expense allowances, disability benefits under any insurance program, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Committee in its discretion, applied in a uniform manner.

4. TERM AND OFFERING PERIODS

     The term of the International Plan shall begin on April 1, 2000 (the "Effective Date") and shall continue until terminated pursuant to Section 4 or
Section 17. During the term of the International Plan, there shall be quarterly offering periods (the "Offering Periods" or, an "Offering") in each calendar year. Such calendar quarters end on March 31st, June 30th, September 30th and December 31st of each year. The Effective Date and full implementation of the International Plan shall be subject to shareholder approval of the International Plan at the annual meeting of the Company to be held in 2000 (the "Annual Meeting"). In the event that the International Plan is not approved at the Annual Meeting, the International Plan shall automatically be terminated and each participant shall be refunded all accrued monies deducted from their Compensation pursuant to Section 5(a), without interest (unless otherwise specified by the Committee).

5. PARTICIPATION.

     (a) Election to Participate.

     In order to participate in the International Plan, an Eligible Employee must execute and return an enrollment/payroll deduction authorization form or complete such other procedures as the plan administrator may require or permit (an "Enrollment Agreement"), at least twenty-one (21) days prior to the relevant Offering Period with respect to which such Eligible Employee shall be permitted to commence or recommence participation in the International Plan. The plan administrator (the "Plan Administrator") shall be the person, or group of persons, whom the Committee designates. By executing and returning an Enrollment Agreement, Eligible Employees shall be authorizing the Plan Administrator to make regular payroll deductions that shall be used to purchase Common Stock under the International Plan subject to the limit permissible under such plan and any exhibits thereto applicable to the Eligible Employee. The requirement that each Eligible Employee return an Enrollment Agreement at least twenty-one days prior to their eligibility date shall not apply to the enrollment period for the initial Offering Period. The enrollment period for the initial Offering Period shall be set by the Committee. EACH ELIGIBLE EMPLOYEE WHO ELECTS TO PARTICIPATE IN THE INTERNATIONAL PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK AND CURRENCY EXCHANGE RATE.

     (b) In General.

     On the first day of each Offering Period, each then Eligible Employee, who has completed an Enrollment Agreement in the manner required by Section 5(a), shall be granted the opportunity to purchase, on the last day of such Offering Period shares of Common Stock at the Purchase Price, as defined in the exhibit attached hereto relevant to such Eligible Employee, for such number of shares of Common Stock determined by the employee's payroll deduction elections made in accordance with such Eligible Employee's Enrollment Agreement; provided, however, that in no event shall such number of shares of Common Stock exceed the maximum amount permitted under the International Plan and any Exhibits hereto applicable to such Eligible Employee, and provided further such purchase must comply with the terms set forth in the International Plan and any Exhibits hereto applicable to such Eligible Employee.

     (c) Newly Eligible Employees.

     Each new employee of the Company or an Employing Corporation who becomes an Eligible Employee pursuant to the terms of Section 2, must complete an Enrollment Agreement pursuant to Section 5(a) in order to participate in the International Plan during the next full Offering Period.

     (d) Changes in Payroll Deduction Authorization.

     Participants may not change their rate of payroll deduction within the twenty-one (21) day period immediately prior to, and during, an Offering Period, but may elect to withdraw from the International Plan in accordance with Section
11. A participant may change his or her rate of payroll deduction effective commencing the next Offering Period if the employee's revised Enrollment Agreement is submitted to the

Plan Administrator at least twenty-one (21) days prior to the next Offering Period. A reduction of the payroll deduction amount to zero shall constitute a withdrawal from the International Plan.

     (e) Trading Day.

     For purposes of the International Plan, a "Trading Day" is a day on which shares of Common Stock are traded on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is then listed or admitted to trading, the NASDAQ National Market System, or other market on which the Common Stock is traded on such date.

6. PARTICIPATION LIMITATIONS.

     (a) Five Percent Owners.

     Notwithstanding anything herein to the contrary, no employee shall be granted the opportunity to purchase any shares of Common Stock under the International Plan if the employee, immediately after such purchase, owns or would own shares, either directly or indirectly, in excess of five percent (5%) of the total combined voting power or value of all classes of shares of capital stock of the Company, the Employing Corporation, or any Parent or Subsidiary.

     (b) $25,000 Value Limitation.

     Notwithstanding anything herein to the contrary, the total sum of an Eligible Employee's payroll deductions within a calendar year for purposes of participation in the International Plan may not exceed an aggregate of twenty-five thousand dollars ($25,000), or such other cap as the Committee may set from time to time in its discretion.

     (c) Fair Market Value.

     Unless otherwise defined by the Committee at the beginning of an Offering Period, the "Fair Market Value" of the Common Stock on any date shall mean the closing price of a share of Common Stock on that date, on the New York Stock Exchange, the principal stock exchange or other market on which the Common Stock is traded or if such day is not a Trading Day, on the immediately preceding Trading Day, as reported in the Wall Street Journal on the next business day. If the price of the Common Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Common Stock on a particular date shall be as determined by the Committee.

     (d) Maximum Number of Shares.

     The maximum number of shares of Common Stock which an employee shall be permitted to purchase pursuant to the International Plan shall be the 5,000 shares, subject to compliance with other limitations set forth herein, including but not limited to Section 5(a) and Section 6. When the foregoing participation limitation is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the participation limitation has been reached shall be returned to the employee.

7. PURCHASE PRICE.

     The purchase price (the "Purchase Price") at which shares of Common Stock may be purchased during an Offering Period shall be calculated in accordance with the formula set forth in the exhibit attached to the International Plan by the Committee and relevant to such Eligible Employee.

8. PURCHASE OF COMMON STOCK.

     (a) Purchase of Common Stock.

     At the end of each payroll period, each participant shall have deducted from his or her pay the amount authorized by the Enrollment Agreement. This amount shall be held for the credit of the participant by the Company or its designee, and shall not accrue any interest (unless otherwise specified by the Committee). On the last Trading Day of each Offering Period (the "Purchase Date"), a purchase automatically shall be made on participant's behalf to purchase at the Purchase Price, that number of whole shares of Common Stock which may be purchased using the amount deducted from the participant's Compensation during that Offering Period and participant's excess funds (representing less than the value of the immediately preceding Offering Period's purchase price of one whole Common Share) from the preceding Offering Period, if any.

     (b) Plan Custodian.

     The Committee shall designate an appropriate financial services or brokerage firm as the plan custodian (the "Plan Custodian"). On each Purchase Date, the Plan Custodian shall receive from the Company as many whole shares of Common Stock as can be purchased at the applicable Purchase Price, with the funds received from each participant during the Offering Period and excess funds (representing less than the value of the immediately preceding Offering Period's purchase price of one whole Common Share) from the preceding Offering Period, if any. Upon receipt of the Common Stock so purchased, the Plan Custodian shall allocate to each participant, the number of whole shares of Common Stock to which each participant is entitled. Subject to any limitations imposed by the Committee from time to time, a certificate representing the number of shares of Common Stock to which a participant is entitled shall be issued to the participant, at the participant's expense, upon written request to the Plan Custodian. Unless otherwise requested by the participant, Common Stock purchased under the International Plan shall be held by, and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

     (c) Rights as a Stockholder.

     A participant's rights as a stockholder of record of the Company shall vest on a relevant Purchase Date with respect to shares of Common Stock purchased on such Purchase Date with the funds allocated by such participant.. Shares of Common Stock issued to participants shall be transferable in accordance with applicable securities laws.

9. NUMBER OF SHARES TO BE OFFERED.

     The maximum aggregate number of shares of Common Stock that may be purchased under the International Plan is 1,000,000. Such shares may be treasury shares, or authorized and unissued shares, as the Company's Board of Directors (the "Board") may determine in its sole discretion. The Board is hereby authorized to amend the maximum number of authorized shares of Common Stock that may be purchased under the International Plan.

10. ADMINISTRATION AND INTERPRETATION OF THE INTERNATIONAL PLAN.

     The International Plan shall be administered by the Plan Administrator designated by the Committee, under the Committee's direction. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the International Plan and to determine any questions arising hereunder or in connection with the administration of the International Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of any provisions of the International Plan. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties. The Committee shall have the authority to amend or alter the International Plan in order for the International Plan to conform with any applicable laws, rules and regulations of those jurisdictions outside the United States where the Company has Eligible Employees.

11. WITHDRAWAL FROM THE INTERNATIONAL PLAN.

     A participant may, at any time and for any reason, by giving written notice to the Plan Administrator, elect to withdraw from any further participation in the International Plan. The withdrawing participant shall, as soon as practicable, notify the Plan Custodian regarding the disposition of the shares of Common Stock credited to the participant's account as of the date of withdrawal, and payment for any funds not applied toward the purchase of shares as of that date. An Eligible Employee who has withdrawn from participation may elect to recommence participation in the International Plan by executing and delivering to the Plan Administrator a new Enrollment Agreement in the same manner required by Section 5(a), provided however, a participant who withdraws from participation must wait one full Offering Period before recommencing participation.

12. RIGHTS NOT TRANSFERABLE.

     No Eligible Employee who is participating in the International Plan may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions authorized by the Enrollment Agreement (other than by will or the laws of descent and distribution), or any rights with regard to the participation in, or purchase of shares pursuant to, the International Plan, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the participant. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim shall be treated as an election to withdraw from the International Plan in accordance with Section 11. Participation in the International Plan can only be exercised by the Eligible Employee to whom the option to participate has been granted.

13. TERMINATION OF EMPLOYMENT.

     A participant's participation in the International Plan shall cease immediately and automatically if the participant's employment is terminated for any reason, and no further payroll deductions under the International Plan shall be made from any Compensation then due and owing to the employee at such time. The terminated participant shall, as soon as practicable, notify the Plan Custodian regarding the disposition of the shares of Common Stock then credited to the participant's account as of the date of termination and for any funds not applied toward the purchase of shares as of that date.

14. PERIODS OF INACTIVE EMPLOYMENT.

     During a period of an Eligible Employee's inactive employment due to disability or approved leave of absence, eligibility to participate in the International Plan shall be in accordance with the applicable exhibit attached hereto to the extent permitted under applicable law.

15. REORGANIZATION.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Board or its designee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the International Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16. AMENDMENTS.

     The Board may review and modify the operation and administration of the International Plan quarterly and may amend the terms of the International Plan at any time without obtaining the approval of the stockholders of the Company, unless stockholder approval is required by applicable law, regulation or rule. The Board may at any time make such amendments as it may deem necessary to cause the International Plan to comply with the requirements of Rule 16b-3 promulgated by the United States Securities and Exchange Commission under the securities Exchange Act of 1934, as amended, and other applicable law or regulation.

17. TERMINATION OF PLAN.

     The International Plan and all rights of the participants shall terminate on the earlier to occur of: (i) a termination pursuant to Section 4; (ii) December 31, 2002 or (iii) the date as of which the Committee or the Board terminates the International Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts during that Offering Period shall be equitably applied to the purchase of the shares of Common Stock then available under the International Plan, and all funds accumulated under the International Plan not utilized to purchase shares shall be refunded, without interest (unless otherwise specified by the Committee).

18. REQUIRED GOVERNMENTAL APPROVALS.

     The International Plan, and all rights granted under or inherent in the International Plan, are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the International Plan, all rights granted under or inherent in the International Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19. NO EMPLOYMENT RIGHTS.

     The International Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at anytime with or without cause, in accordance with local laws and the terms of an employment agreement, if any. Participation in the International Plan does not entitle any employees to any benefit other than that granted under the International Plan, and any benefit received as a result of such participation are not part of any employee's ordinary compensation or remuneration and shall not be considered as part of such compensation or remuneration in the event of severance, redundancy or resignation. Each employee understands and accepts that the employee's participation in, and the continuation of, the International Plan is entirely at the grace and discretion of the Company and the Employing Corporation of such employee and that the Company and the Employing Corporation retains the right to amend or terminate the International Plan at any time, at their sole discretion and without notice.

20. GENDER.

     Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21. EXPENSES.

     Expenses of administering the International Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Participants shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the International Plan.

22. GOVERNING LAW.

     The validity, construction and effect of the International Plan shall be determined in accordance with the laws of the State of Delaware, United States of America, without regard to its conflicts of law rules or principles.

Adopted by the Board of Directors, December 9, 1999
Approved by the Shareholders:             , 2000

                                                                         ANNEX C

                         GLOBAL TELESYSTEMS GROUP, INC.

                       AUDIT AND BUDGET COMMITTEE CHARTER

                               MISSION STATEMENT

     The Audit and Budget Committee (the "Committee") is a committee appointed by the Board of Directors of Global TeleSystems Group, Inc. ("GTS" or the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (i) proposed budgets and financial plans; (ii) the integrity of the financial information provided to shareholders and others; (iii) GTS' systems of internal controls which management and the Board of Directors have established, and the compliance by the Company with legal and regulatory requirements; (iv) the audit process; and (v) the independence and performance of the Company's internal and external auditors. The Committee shall provide an open avenue of communication between the independent public accountant and the Board of Directors.

                                    MEMBERS

     The Committee will be composed of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board. Each member shall:

     1. Be independent of management;

     2. Be in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment; and

     3. Satisfy the independence and experience requirements of the Securities and Exchange Commission ("SEC") and New York Stock Exchange.

     Audit and Budget Committee members will be appointed by the Board of Directors at the recommendation of the Chairman of the Board or the Executive Committee. One of the members will be designated by the Committee as its Chairman. The Chairman will preside over the Committee meetings and report Committee actions to the Board of Directors.

                                    MEETINGS

     The Committee will meet on a regular basis at least four times annually and will call special meetings as circumstances require. The Committee will meet with the Chief Financial Officer and Chief Accounting Officer, and may ask other members of management, the Company's outside counsel, independent public accountant, or others to attend the meetings and provide pertinent information, as necessary. The Committee will meet privately with the Company's Chief Financial Officer; General Counsel; Compliance Officer; Vice President, Internal Audit; and the Company's independent public accountant in separate executive sessions to discuss any matters that the Committee; Chief Financial Officer; General Counsel; Compliance Officer; the Vice President, Internal Audit; or the independent public accountant believe should be discussed privately.

                                RESPONSIBILITIES

     The Committee shall:

      1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

      2. Meet with the independent public accountant prior to the audit to review the planning and staffing of the audit.

      3. Review with management and the independent public accountant the Company's quarterly financial statements prior to the release of quarterly earnings.

      4. Review with management and the independent accountant at the completion of the annual audit:

        a. The Company's annual financial statements and related footnotes, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

        b. The independent public accountant's audit of the financial statements and the report thereon;

        c. Any significant changes required in the independent accountant's audit plan and scope;

        d. Any serious difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of activities or access to required information;

        e. Any management letter provided by the independent public accountant and the Company's response to that letter; and

        f. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

      5. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement, including a statement in such report whether, based upon review and discussion, the Committee recommends to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent public accountant, internal auditors or management.

      7. Discuss with the independent public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, relating to the conduct of the audit.

      8. Recommend to the Board of Directors the appointment of the independent public accountant, which firm is ultimately accountable to the Audit Committee and the Board of Directors; evaluate, together with the Board of Directors the performance of the independent public accountant and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent public accountant; and approve the compensation of the independent public accountant.

      9. Receive periodic written reports from the independent public accountant regarding the auditor's independence and which delineate all relationships with the Company; review and discuss such reports with the auditor; and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

     10. Review with management the internal audit department responsibilities, budget and staffing.

     11. Consider and approve the annual plan of the internal auditing function, and the independent accountant's proposed audit plan, including coordination with the internal audit plan.

     12. Inquire of management and the independent public accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     13. Consider and approve any special audit of systems or procedures suggested by management or the independent public accountants.

     14. Consider and review with the independent public accountant and management, as appropriate:

        a. The adequacy of the Company's internal controls, including computerized information system controls and security and training programs; and

        b. Any related significant issues identified by the independent accountant and internal auditing department, together with management's responses thereto.

     15. Consider and review the significant reports to management prepared by the internal auditing department and management's responses.

     16. Review with management the results of the management questionnaires regarding compliance issues.

     17. Obtain reports from management, the Company's General Counsel, Compliance Officer, Vice President, Internal Audit, and the independent public accountant that the Company's subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements and the Company's compliance policies.

     18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     19. Review with the General Counsel and Compliance Officer legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports or inquiries received from regulators.

     20. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     21. Review and recommend to the Board of Directors the annual corporate budget and corporate budget and capital or other significant expenditure requests.

     22. Assume such other duties and considerations as may be delegated to the Committee by the Board of Directors, or required of the Committee upon the request of the Board of Directors from time to time pursuant to a duly adopted resolution of the Board of Directors.

     In fulfilling these responsibilities, the Committee shall have full authority to investigate any aspect of the Company's affairs within the Committee's scope of responsibilities, at its discretion, and to retain special legal, accounting or other consultants to advise the Committee. The Committee shall have full and unrestricted access to all of the Company's records and personnel. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles -- this is the responsibility of management and the independent public accountant. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountant, or to assure compliance with laws and regulations.

                                 [Form of Proxy]

[Front of Proxy]

                         GLOBAL TELESYSTEMS GROUP, INC.
                              4121 WILSON BOULEVARD
                                    8TH FLOOR
                            ARLINGTON, VIRGINIA 22203

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby makes, constitutes and appoints H. Brian Thompson, Robert A. Schriesheim and Grier C. Raclin and each of them, lawful attorney and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Global TeleSystems Group, Inc. at the Ritz Carlton Hotel at Pentagon City, Arlington, Virginia on Tuesday, May 16, 2000, at 10:30 a.m., local time, and at any adjournment(s) thereof, with all powers the undersigned would be entitled to vote if personally present.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 (Continued, and to be signed and dated, on reverse side.)

[Reverse of Proxy]

1.    ELECTION OF DIRECTORS      FOR all      [ ]     WITHHOLD AUTHORITY to vote  [ ]   EXCEPTIONS  [ ]
                                 nominees             for all nominees listed
                                 listed below         below


      Nominees: Robert J. Amman, Bernard J. McFadden, Stewart J. Paperin and Alan B. Slifka
      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS"
      BOX AND WRITE THAT NOMINEE'S NAME IN SPACE PROVIDED BELOW.)
      *Exceptions______________________________________________________________________________________

2.    Approval of the increase in authorized              3.  Approval of change in the Company's name
      common stock.


      FOR     [ ]   AGAINST    [ ]    ABSTAIN   [ ]           FOR    [ ]  AGAINST  [ ]    ABSTAIN   [ ]

4.    Approval of Employee Stock Purchase Plans           5.  Proposal to ratify the appointment of
                                                              Ernst & Young LLP as the Company's
                                                              auditors.

      FOR     [ ]   AGAINST    [ ]    ABSTAIN   [ ]           FOR    [ ]  AGAINST  [ ]    ABSTAIN   [ ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      I/we will         [ ]   Address      [ ]
      attend meeting.         Change Mark
                              Here

                                                                 Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give
                                                                 full title as such.

                                                                 Dated:____________________________, 2000


                                                                 ----------------------------------------
                                                                                Signature

                                                                 ----------------------------------------
                                                                         Signature if held jointly

                                                                 Votes MUST be indicated     [ ]
                                                                 (x) in Black or Blue Ink.


PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.